     As filed with the Securities and Exchange Commission on January 12, 1999


                               File No. 333-44753

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 Amendment No. 1

                                    FORM S-1

                          Registration Statement Under
                           the Securities Act of 1933

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

             (Exact name of registrant as specified in its charter)


     Delaware                                          51-0258372
-------------------------------             ---------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                                       63
              -----------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                               300 Atlantic Street
                                    Suite 302
                               Stamford, CT 06901
                                 (203) 324-6338
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                James F. Bronsdon
                               300 Atlantic Street
                               Stamford, CT 06901
               (Name and Address of Agent for Service of Process)


                                    Copy to:
                                 Stephen E. Roth
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415


(Name, address, including zip code, and telephone number, including area code, of agent for service)

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
     Title of                                Proposed           Proposed
    Each Class                               Maximum            Maximum
   Of Securities           Amount            Offering           Aggregate           Amount Of
      To Be                To Be             Price Per          Offering          Registration
    Registered           Registered             Unit              Price                Fee
-------------------------------------------------------------------------------------------------
Flexible Payment
Deferred
Combination                  *                   *              $338,900             $100**
Fixed and
Variable
Annuity
Contracts
=================================================================================================


* The proposed maximum aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since the securities are not issued in predetermined amounts or units.


**       Paid with the initial registration statement filing.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.

                              CROSS REFERENCE SHEET
                     Pursuant to Regulation S-K, Item 501(b)

                                ITEM OF FORM S-1

PROSPECTUS CAPTION

1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus......  Outside Front Cover

2.   Inside Front and Outside Back Cover
     Pages of Prospectus.........................  Summary; Table of Contents

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges..........  Outside Front Cover;
                                                   Profile; What are my
                                                   Investment Options?

4.   Use of Proceeds.............................  Additional Information
                                                   About Sage Life Assurance of
                                                   America, Inc.

5.   Determination of Offering Price.............  Not Applicable

6.   Dilution....................................  Not Applicable

7.   Selling Security Holders ...................  Not Applicable

8.   Plan of Distribution........................  What Other Information
                                                   Should I Know?

9.   Description of Securities to be Registered..  Description, Profile, What
                                                   are the Contracts? What are
                                                   my Income Payment Options?
                                                   What are my Investment
                                                   Options? What are the
                                                   Expenses Under a Contract?
                                                   What Other Information
                                                   Should I Know?

10.  Interests of Named Experts and Counsel......  N/A

11.  Information with Respect to the Registrant..  What Other Information
                                                   Should I Know?  What are my
                                                   Investment Options?
                                                   Additional information
                                                   about Sage Life Assurance
                                                   of America, Inc.

12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.................................  Item 14 of Part II

                  PROFILE DATED _________________________, 1999
            FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED AND VARIABLE
                               ANNUITY CONTRACTS
                                    Issued By
                     THE SAGE VARIABLE ANNUITY ACCOUNT A AND
                      SAGE LIFE ASSURANCE OF AMERICA, INC.


           THIS PROFILE IS A SUMMARY OF SOME IMPORTANT POINTS THAT YOU
           SHOULD KNOW AND CONSIDER BEFORE PURCHASING A CONTRACT. THE
          CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS THAT
        ACCOMPANIES THIS PROFILE. PLEASE READ THAT PROSPECTUS CAREFULLY.

"We," "us," "our", "Sage Life" or the "Company" refer to Sage Life Assurance of America, Inc. "You" and "your" refer to the Owner of a Contract.

1.     WHAT ARE THE CONTRACTS?


       The fixed and variable annuity Contract offered by Sage Life Assurance of America, Inc. is a contract between you, the Owner, and us, Sage Life, an insurance company.



       We designed the Contract for use in your long-term financial and retirement planning. It provides a means for allocating amounts on a tax-deferred basis to our Variable Account and Fixed Account.



       INVESTMENT FLEXIBILITY. Through our Variable Account you can invest in up to 33 different investment portfolios (each a "Fund"). These Funds, listed in
Section 4, are professionally managed and use a broad range of investment strategies (growth and income, aggressive growth, etc.), styles (growth, value, etc.) and asset classes (stocks, bonds, international, etc.). You can select a mix of Funds to meet your financial and retirement needs and objectives, tolerance for risk, and view of the market. Amounts you invest in these Funds will fluctuate daily based on underlying investment performance. So, the value of your investment may increase or decrease.



       Through our Fixed Account, you can invest to receive guaranteed rates of interest for periods of 1, 2, 3, 4, 5, 7, and 10 years. We also guarantee your principal while it remains in our Fixed Account. However, if you decide to surrender your Contract, or transfer or access amounts in the Fixed Account before the end of a Guarantee Period you have chosen, we ordinarily will apply a Market Value Adjustment. This Adjustment reflects changes in interest rates since your allocation to the Fixed Account. The Market Value Adjustment may result in an increase or decrease in the amounts surrendered, transferred, or accessed.



       As your needs or financial or retirement goals change, your investment mix can change with them. You may transfer funds among any of the investment choices in our Fixed or Variable Accounts while continuing to defer current income taxes.

       SAFETY OF SEPARATE ACCOUNTS. Significantly, both the Fixed and Variable Accounts are considered separate investment accounts of Sage Life. This provides you with an important safety feature: the assets supporting your allocations to these Accounts cannot be charged with liabilities arising out of any other business we may conduct.



       The Contract also provides you with other important features, including a death benefit, access to your money, and income plan options.



       ACCESS TO AMOUNTS INVESTED. The Contract provides access to your investment should you need it. During the savings, or Accumulation Phase, your investment grows tax free until withdrawn. You decide how much to take and when to take it (certain restrictions apply after the Accumulation Phase).



       Ordinarily, once you access earnings, they are taxed as income. If you access earnings before you are 59 1/2 years old, you may have to pay an additional 10% federal tax penalty. Amounts you surrender or withdraw may be subject to a Market Value Adjustment (positive or negative) if you take the amount from the Fixed Account.



       PROTECTION FOR YOUR BENEFICIARIES. The Contract also provides a death benefit feature to protect your family should you die during the Accumulation Phase. In the event of your untimely death, the Beneficiary of your choice will never receive less than you have invested in the Contract, and may even receive more. Your Beneficiary will decide how he or she wishes to receive the death benefit.



       INCOME PAYMENTS. The payout, or Income Phase, of your Contract begins when you inform us you want to start receiving regular income payments under the various income plans we offer. The amount you accumulated during the Accumulation Phase determines the amount of income payments you receive during the Income Phase. You can use your Account Value to provide income payments that are guaranteed, or income payments that vary with underlying investment performance, or a combination of both. The income payments can be for life, which means you can't outlive them!



       A portion of each income payment is ordinarily considered a return of your investment in the Contract. So, only the portion in excess of this amount is taxed as income!


2.     WHAT ARE MY INCOME PAYMENT OPTIONS?


       Once the Income Phase of your Contract begins, we apply your Account Value to provide you with regular income payments.



       You can tailor your income to meet your needs by choosing from five different income plans described below. In explaining the income plans, we are assuming that you designate yourself as the Annuitant. Of course, you always can designate someone other than yourself as Annuitant.

       Income Plan 1 - Life Annuity: You will receive payments for your life.


       Income Plan 2 - Life Annuity with 10 or 20 Years Certain: You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.


       Income Plan 3 - Joint and Last Survivor Life Annuity: Payments will be made as long as either you or a second person you select (such as your spouse) is alive.


       Income Plan 4 - Payments for a Specified Period Certain: You will receive payments for the number of years you select. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.



       Income Plan 5 - Annuity Plan: You can use your Account Value to purchase any other income plan we offer at the time you want to begin receiving regular income payments for which you and the Annuitant are eligible.



       You tell us how much of your Account Value to apply to fixed income payments and to variable income payments. During the Income Phase, you still have all of the investment choices you had prior to beginning income payments. However, we currently limit transfers among your investment choices.



       We will allocate the amount of Account Value you apply to provide fixed income payments to the Fixed Account. The amount of each income payment is guaranteed and remains level throughout the period you select.



       We will allocate the amount of Account Value you apply to provide variable income payments to the Variable Account and invest it in the Funds you select. The amount of each income payment will vary according to the investment performance of those Funds.


3.     HOW DO I PURCHASE A CONTRACT?


       In most cases, you may purchase a Contract with $25,000 or more.



       In addition, subject to limitations for tax-qualified Contracts, you can add $1,000 or more to your Contract at any time during the Accumulation Phase.

4.     WHAT ARE MY INVESTMENT OPTIONS?


       There are 40 investment options under the Contracts available through our Variable and Fixed Accounts. These choices are professionally managed and allow for a broad range of investment strategies, styles and asset classes. Additional investment options may be available in the future.



       Through our Variable Account you can choose to have your money invested in one or more of the following 33 Funds that are described in the prospectuses for the Trusts:



       -      AIM Variable Insurance Funds, Inc.
                [ ] AIM V.I. Government Securities Fund
                [ ] AIM V.I. Growth and Income Fund
                [ ] AIM V.I. International Equity Fund
                [ ] AIM V.I. Value Fund



       -      The Alger American Fund
                [ ] Alger American MidCap Growth Portfolio
                [ ] Alger American Income and Growth Portfolio
                [ ] Alger American Small Capitalization Portfolio



       -      Liberty Variable Investment Trust
                [ ] Colonial High Yield Securities Fund, Variable Series
                [ ] Colonial Small Cap Value Fund, Variable Series
                [ ] Colonial Strategic Income Fund, Variable Series
                [ ] Colonial U.S. Stock Fund, Variable Series
                [ ] Liberty All-Star Equity Fund, Variable Series
                [ ] Newport Tiger Fund, Variable Series
                [ ] Stein Roe Global Utilities Fund, Variable Series



       -      SteinRoe Variable Investment Trust
                [ ] Stein Roe Growth Stock Fund, Variable Series
                [ ] Stein Roe Balanced Fund, Variable Series



       -      MFS(R) Variable Insurance Trust(TM)
                [ ] MFS Growth With Income Series
                [ ] MFS High Income Series
                [ ] MFS Research Series
                [ ] MFS Total Return Series
                [ ] MFS Value Series



       -      Morgan Stanley Universal Funds, Inc.
                [ ] Global Equity Portfolio
                [ ] Mid Cap Value Portfolio

                [ ] Value Portfolio



       -      Oppenheimer Variable Account Funds
                [ ] Oppenheimer Bond Fund
                [ ] Oppenheimer Growth Fund
                [ ] Oppenheimer Small Cap Growth Fund



       -      Sage Life Investment Trust
                [ ] EAFE Equity Index Fund
                [ ] S&P 500 Equity Index Fund
                [ ] Money Market Fund



       -      T. Rowe Price Equity Series, Inc.
                [ ] T. Rowe Price Equity Income Portfolio
                [ ] T. Rowe Price Mid-Cap Growth Portfolio
                [ ] T. Rowe Price Personal Strategy Balanced Portfolio



       These Funds do not provide any performance guarantees, and therefore, their values can increase or decrease depending upon investment performance.



       Through our Fixed Account, you can choose to have your money invested in one or more of 7 different periods for which we will guarantee your principal and a rate of interest when your investment is left in the Fixed Account for the entire period of the guarantee. You currently can choose periods of 1, 2, 3, 4, 5, 7, and 10 years. However, if you decide to surrender your Contract, or transfer or access amounts before the end of a period you have chosen, we ordinarily will apply a Market Value Adjustment, which may be positive or negative depending upon current interest rates.



5. WHAT ARE THE EXPENSES UNDER A CONTRACT?


       The Contract has insurance and investment features. Each has related costs. Below is a brief summary of the Contract's charges:


       Surrender Charge - None! There are no surrender charges under the Contract.



       Annual Administration Charge - During the first seven Contract Years only, we will deduct an annual $40 administration charge. However, there is no charge if, at the time of deduction, your Account Value is at least $50,000.



       Asset-Based Charges - We deduct Asset-Based Charges for mortality and expense risks and for certain administrative costs monthly from the amounts you allocate to the Variable Account. These charges are equal on an annual basis to 1.40% of Variable Account Value, decreasing to 1.25% after the seventh Contract Year.

       Purchase Payment Tax Charge - During the first seven Contract Years only, we will deduct any state premium tax that we incur if you surrender your Contract or begin receiving regular income payments. This tax charge ranges from 0% to 3.5% depending upon the state. We currently do not intend to deduct this charge on or after the eighth Contract Year.



       Fund Fees and Expenses - There are also Fund fees and expenses that are based on the average daily value of your money invested in the Funds. These charges range on an annual basis from 0.55% to 1.25%, depending upon the Fund.


       Sage Life's business strategy is to reward our long-term customers. So, as you can see, after the seventh Contract Year we eliminate the Annual Administration Charge



       eliminate the Purchase Payment Tax Charge, if any



       reduce Asset-Based Charges


This means more of your investment is working for you!


     The following chart is designed to help you understand expenses under the Contract.



                                                                                                          Examples of
                                                                                                          Total Expenses
                                                 Total Annual           Total Annual     Total Annual     Paid at the End
 Fund                                            Insurance Charges      Fund Charges     Charges          of 1 Year
 ----                                            -----------------      ------------     -------          ---------

AIM VARIABLE INSURANCE FUNDS, INC.:
   AIM V.I. Government Securities Fund           1.53%                   0.87%           2.40%           $25
   AIM V.I. Growth and Income Fund               1.53%                   0.69%           2.22%           $23
   AIM V.I. International Equity Fund            1.53%                   0.93%           2.46%           $25
   AIM V.I. Value Fund                           1.53%                   0.70%           2.23%           $23

THE ALGER AMERICAN FUND:
   Alger American MidCap Growth Portfolio        1.53%                   0.84%           2.37%           $24
   Alger American Income and Growth Portfolio    1.53%                   0.74%           2.27%           $23

                                                                                                          Examples of
                                                                                                          Total Expenses
                                                 Total Annual           Total Annual     Total Annual     Paid at the End
 Fund                                            Insurance Charges      Fund Charges     Charges          of 1 Year
 ----                                            -----------------      ------------     -------          ---------

   Alger American Small Capitalization
            Portfolio                            1.53%                  0.89%            2.42%            $25

LIBERTY VARIABLE INVESTMENT TRUST:
   Colonial High Yield Securities Fund,
            Variable Series                      1.53%                  0.80%            2.33%            $24
   Colonial Small Cap Value Fund,
            Variable Series                      1.53%                  1.00%            2.53%            $26
   Colonial Strategic Income Fund,
            Variable Series                      1.53%                  0.80%            2.33%            $24
   Colonial U.S. Stock Fund, Variable Series     1.53%                  0.94%            2.47%            $25
   Liberty All-Star Equity Fund,
            Variable Series                      1.53%                  1.00%            2.53%            $26
   Newport Tiger Fund, Variable Series           1.53%                  1.25%            2.78%            $29
   Stein Roe Global Utilities Fund,
            Variable Series                      1.53%                  0.83%            2.36%            $24

STEINROE VARIABLE INVESTMENT TRUST:
   Stein Roe Growth Stock Fund,
            Variable Series                      1.53%                  0.71%            2.24%            $23
   Stein Roe Balanced Fund,
            Variable Series                      1.53%                  0.66%            2.19%            $23

MFS VARIABLE INSURANCE TRUST:
   MFS Growth With Income Series                 1.53%                  1.00%            2.53%            $26
   MFS High Income Series                        1.53%                  1.00%            2.53%            $26
   MFS Research Series                           1.53%                  0.88%            2.41%            $25
   MFS Total Return Series                       1.53%                  1.00%            2.53%            $26
   MFS Value Series                              1.53%                  1.00%            2.53%            $26

MORGAN STANLEY UNIVERSAL FUNDS, INC.:
   Global Equity Portfolio                       1.53%                  1.15%            2.68%            $28
   Mid Cap Value Portfolio                       1.53%                  1.05%            2.58%            $27
   Value Portfolio                               1.53%                  0.85%            2.38%            $24

                                                                                                          Examples of
                                                                                                          Total Expenses
                                                 Total Annual           Total Annual     Total Annual     Paid at the End
 Fund                                            Insurance Charges      Fund Charges     Charges          of 1 Year
 ----                                            -----------------      ------------     -------          ---------

OPPENHEIMER VARIABLE ACCOUNT FUNDS:
   Oppenheimer Bond Fund                         1.53%                  0.78%            2.31%            $24
   Oppenheimer Growth Fund                       1.53%                  0.75%            2.28%            $23
   Oppenheimer Small Cap Growth Fund             1.53%                  0.83%            2.36%            $24

SAGE LIFE INVESTMENT TRUST:
   EAFE Equity Index Fund                        1.53%                  0.90%            2.43%            $25
   S&P 500 Equity Index Fund                     1.53%                  0.55%            2.08%            $21
   Money Market Fund                             1.53%                  0.65%            2.18%            $22

T. ROWE PRICE EQUITY SERIES, INC.:
   T. Rowe Price Equity Income Portfolio         1.53%                  0.85%            2.38%            $24
   T. Rowe Price Mid-Cap Growth Portfolio        1.53%                  0.85%            2.38%            $24
   T. Rowe Price Personal Strategy
            Balanced Portfolio                   1.53%                  0.90%            2.43%            $25



       Below  is an explanation of what we included in each column of the chart:



       The column "Total Annual Insurance Charges" shows the sum of the Asset-Based Charges and the Annual Administration Charge (for purposes of the chart, we assume the average Account Value is $30,000 and the Annual Administration Charge to be 0.13% of the value of an average Contract).



       The column "Total Annual Fund Charges" shows the fees and expenses for each Fund.



       A I M Advisors, Inc. ("AIM") may from time to time voluntarily waive or reduce its fees. Effective May 1, 1998, the Funds reimburse AIM in an amount up to 0.25% of the average net asset value of each Fund, for expenses incurred in providing, or assuring that participating insurance companies provide, certain administrative services. Currently, the fee only applies to the average net asset value of each Fund in excess of the net asset value of each Fund as calculated on April 30, 1998.



       Liberty Variable Investment Trust's Colonial High Yield Securities Fund and Colonial SmallCap Value Fund did not commence Operations until 1998. The figures shown are based on estimates for the current fiscal year. The charges shown for Colonial Strategic Income Fund and Liberty All-Star Equity Fund during 1997 reflect the fact that the Funds' investment adviser agreed to reimburse the Colonial Strategic Income Fund and Liberty All-Star Equity Fund for certain expenses incurred by each Fund. Without such reimbursements, the expenses for the Colonial Strategic Income Fund and Liberty All-Star Equity Fund would have been 0.82% and 1.45%, respectively.



       The charges shown for MFS Variable Insurance Trust's Growth with Income Series, High Income Series, Total Return Series and Value Series during 1997 reflect the fact that the Fund's investment adviser agreed to reimburse MFS Variable Insurance Trust's Growth with Income Series, High Income Series, Total Return Series and Value Series for certain expenses incurred by each Fund. Without such reimbursements, the expenses for the MFS Variable Insurance Trust's Growth with Income Series, High Income Series, Total Return Series and Value Series would have been 1.45%, 1.55%, 1.29%, and 3.41%, respectively.



       The charges shown for Morgan Stanley Universal Funds, Inc. during 1997 reflect the fact that the Fund's investment advisers agreed to reimburse the Global Equity Portfolio, Mid Cap Value Portfolio, and Value Portfolio for certain expenses incurred by each Fund. Without such reimbursements, the expenses for the Global Equity Portfolio, MidCap Value Portfolio, and Value Portfolio would have been 2.43%, 2.13% and 1.87%, respectively.



       Oppenheimer Variable Account Fund's Small Cap Growth Fund did not commence operations until 1998. The figures shown are based on estimates for the current fiscal year.



       Sage Life Investment Trust has not commenced operations. The charges shown are based on estimates and reflect the fact that the Trust's investment adviser agrees to reimburse each Fund for certain expenses. Without such reimbursements, the expenses of Sage Life Investment Trust's EAFE Equity Index Fund, S&P 500 Equity Index Fund, and Money Market Fund would be 1.07%, .72% and
 .82%, respectively.



       The column "Total Annual Charges" shows the sum of "Total Annual Insurance Charges" and "Total Annual Fund Charges."



       The next column shows you examples of the charges, in dollars, you could pay under a Contract for each $1,000 you invested. The example assumes that your Contract earns 5% annually before charges.



       For more information about expenses under a Contract, please refer to the "Fee Table" in the full Prospectus that accompanies this Profile.



6.   HOW WILL MY CONTRACT BE TAXED?



            During the Accumulation Phase, your earnings are not taxed unless you take them out. If you take money out, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you also may be charged a 10% federal tax penalty on the withdrawn earnings.



       Income payments during the Income Phase are considered partly a return of your original investment. That part of each payment is not taxable as income. However, once you have recovered all of your original investment, income payments will then be fully taxable.


       Special tax rules apply to withdrawals from a new type of IRA called the Roth IRA.

7. HOW DO I ACCESS MY MONEY?


       There are a number of ways to withdraw money from your Contract. You can tailor your income to meet your near-term or lifelong liquidity needs.



       During the Accumulation Phase, if you want to take money out of your Contract, you can choose among several different options.


       You can withdraw some of your money.


       You can surrender your Contract and take all of your money.



       You can take withdrawals using our systematic partial withdrawal program.



       You can apply your Account Value to an Income Plan.



       Keep in mind that if you take the amount from the Fixed Account, a Market Value Adjustment ordinarily will apply. If you are younger than 59 1/2 when you take money out, you may owe a 10% federal tax penalty in addition to the income tax that will apply to the extent that you have gain in your Contract. Please remember that withdrawals will reduce your death benefit.



       Once you start receiving regular income payments and if you selected the "payments for a specified period certain" income plan, you may request a withdrawal.


8.     HOW IS CONTRACT PERFORMANCE PRESENTED?


       Because our Variable Sub-Accounts have not been in operation for more than a year, we cannot show you how the Funds performed in the Variable Account. When they have been in operation for a year or more, we will show you the Funds' performance using standard methods prescribed by the SEC.



       Please remember that the performance data represents past performance. Amounts you invest in the Variable Account will fluctuate daily based on underlying Fund investment performance, so the value of your investment may increase or decrease.


9.     DOES THE CONTRACT HAVE A DEATH BENEFIT?


       Your Contract provides a death benefit for your Beneficiary.



       We will pay a death benefit to the Beneficiary of your choice in the event of your untimely death prior to the Income Phase. This provides comfort knowing your Beneficiary will receive the greatest of the following:



       the current Account Value on the date we receive proof of death;



       100% of the sum of all purchase payments you have invested in your Contract, less any withdrawals you have made (including any associated Market Value Adjustment incurred); or


       the highest anniversary value on or before you reach age 80.


       The highest anniversary value is equal to the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary is equal to (1) the Account Value on that Contract Anniversary, (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary, and (3) reduced proportionately by any withdrawals (including any associated Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decreases the Account Value and we reduce the sum of (1) and (2) by that percentage.)


10.    WHAT OTHER INFORMATION SHOULD I KNOW?


       The Contract has several additional features available to you at no additional charge:



       FREE LOOK RIGHT: You have the right to return your Contract to us at our Customer Service Center or to the registered representative who sold it to you, and have us cancel the Contract within a certain number of days (usually 10 days from the date you receive the Contract, but some states require different periods).



       If you exercise this right, we will cancel your Contract as of the Business Day we receive it and send you a refund equal to your Account Value plus any charges we have deducted on or before the date we received the returned Contract, or if required by the law of your state, your initial purchase payment (less any withdraws previously taken). In the states where we are required to return purchase payment less withdrawals, if you allocated amounts to the Variable Account, we will temporarily allocate those amounts to the Money Market Fund until the Free

Look Period expires.



       DOLLAR-COST AVERAGING PROGRAM: Under our optional Dollar-Cost Averaging Program, you may choose to transfer a set dollar amount systematically from the Money Market Fund and/or from specially designated Fixed Sub-Accounts to any other Variable Sub-Account, subject to certain limitations. By investing the same amount on a regular basis, you don't have to worry about timing the market. Since you invest the same amount each period, you automatically acquire more units when market values fall and fewer units when they rise. The potential benefit is to lower your average cost per unit. This proven investment technique does not guarantee that any Fund will gain in value. It also will not protect against a decline in value if market prices fall. However, if you can continue to invest regularly throughout changing market conditions, this program can be an effective strategy to help meet your long-term or retirement goals. Due to the effect of interest that continues to be paid on the amount remaining in the Money Market Fund or the specially designated Fixed Sub-Account, the amounts that we transfer will vary slightly from month to month.



       ASSET ALLOCATION PROGRAM: An optional Asset Allocation Program is available if you do not wish to make your own particular investment decisions. This investment planning tool is designed to find an asset mix that attempts to achieve the highest expected return based upon your tolerance for risk, and consistent with your needs and objectives. Bear in mind, that the use of an asset-allocation model does not guarantee investment results.



       AUTOMATIC PORTFOLIO REBALANCING PROGRAM: Our optional Automatic Portfolio Rebalancing Program can help prevent a well-conceived investment strategy from becoming diluted over time. Investment performance will likely cause the allocation percentages you originally selected to shift. With this program, you can instruct us to automatically rebalance your Contract to your original percentages on a quarterly basis. Money invested in the Fixed Account is not part of this program.


11.    HOW CAN I MAKE INQUIRIES?


       If you need further information about the Contracts, please write or call us at our Customer Service Center (877) TEL-SAGE (835-7243), or contact an authorized registered representative. The address of our Customer Service Center office is 1290 Silas Deane Highway, Wethersfield, CT 06109.

                       PROSPECTUS DATED ___________, 1999
                      SAGE LIFE ASSURANCE OF AMERICA, INC.
        FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY
                                    CONTRACTS
                                    ISSUED BY
                     THE SAGE VARIABLE ANNUITY ACCOUNT A AND
                      SAGE LIFE ASSURANCE OF AMERICA, INC.



Executive Office:                    Customer Service Center:
300 Atlantic Street                  1290 Silas Deane Highway
Stamford, CT  06901                  Wethersfield, CT 06109
                                     Telephone: (877) 835-7243 (Toll Free)


       UNLESS OTHERWISE INDICATED, THIS PROSPECTUS DESCRIBES THE OPERATION OF THE CONTRACTS BEFORE THE INCOME DATE. DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS MAY BE FOUND BY REFERRING TO THE INDEX OF TERMS.



This Prospectus describes flexible payment deferred combination fixed and variable annuity contracts offered by Sage Life Assurance of America, Inc. We designed the Contracts for use in your long-term financial and retirement planning. They provide a means for investing on a tax-deferred basis in our Variable Account and our Fixed Account. You can purchase a Contract by making a minimum initial purchase payment. After purchase, you determine the amount and timing of any additional purchase payments.



       You may allocate purchase payments and transfer Account Value to our Variable Account and also to our Fixed Account within certain limits. We divided the Variable Account into 33 Sub-Accounts.



       Each Variable Sub-Account invests in a corresponding Fund of AIM Variable Insurance Funds, Inc., The Alger American Fund, Liberty Variable Investment Trust, SteinRoe Variable Investment Trust, MFS(R) Variable Insurance Trust(TM), Morgan Stanley Universal Funds, Inc., Oppenheimer Variable Account Funds, Sage Life Investment Trust, or T. Rowe Price Equity Series, Inc. (collectively, the "Trusts"). The accompanying prospectuses describe each of the Funds, including the risks of investing in each Fund, and provide other information about the Trusts.



       Your Account Value will vary daily as a function of the investment performance of the Variable Sub-Accounts and any interest we credit under our Fixed Account. We do not guarantee any minimum Account Value for amounts you allocate to the Variable Account. We guarantee a minimum fixed rate of interest for specified periods of time on the amounts you allocate to the Fixed Account. However, amounts withdrawn, surrendered, transferred, or applied to an income plan from the Fixed Account ordinarily will be subject to a Market Value Adjustment, which may increase or decrease such amounts. The Contracts provide additional benefits, including five income plan options, a death benefit upon any Owner's death before the Income Date, and optional programs including dollar-cost averaging, asset allocation, automatic portfolio rebalancing, and systematic partial withdrawals.



       This Prospectus sets forth basic information about the Contracts, the Variable Account, and the Fixed Account that you should know before purchasing a Contract. You should read the Prospectus carefully and retain it for future reference.



       The Statement of Additional Information contains more information about the Contracts and the Variable Account, is dated the same as this Prospectus, and is incorporated herein by reference. The Table of Contents for the Statement of Additional Information is on page ____ of this Prospectus. It has been filed with the Securities and Exchange Commission. You may obtain a copy of the Statement of Additional Information free of charge by contacting our Customer Service Center at the address or phone number shown above. You may also obtain a copy of the Prospectus and Statement of Additional Information by accessing the Securities and Exchange Commission's website at http://www.sec.gov.



PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. THIS PROSPECTUS MUST BE ACCOMPANIED BY THE CURRENT PROSPECTUS FOR EACH OF THE TRUSTS.



THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY, ANY BANK, NOR ARE THEY FEDERALLY INSURED OR OTHERWISE PROTECTED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY; THEY ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                                TABLE OF CONTENTS





Index of Terms..................................................................
Fee Table.......................................................................
1. What are the Contracts?......................................................
2. What are my Income Payment Options?..........................................
3. How do I Purchase a Contract?................................................
    Initial Purchase Payment....................................................
    Issuance of a Contract......................................................
    Free Look Right to Cancel Contract..........................................
    Making Additional Purchase Payments.........................................
4. What are my Investment Options?..............................................
    Purchase Payments Allocations...............................................
    Variable Sub-Account Investment Options.....................................
    Fixed Account Investment Options............................................
    Market Value Adjustment.....................................................
    Transfers...................................................................
    Telephone Transfers.........................................................
    Powers of Attorney..........................................................
    Dollar-Cost Averaging Program...............................................
    Asset Allocation Program....................................................
    Automatic Portfolio Rebalancing Program.....................................
    Account Value...............................................................
    Surrender Value.............................................................
    Variable Account Value......................................................
    Accumulation Unit Value.....................................................
    Net Investment Factor.......................................................
    Fixed Account Value.........................................................
5. What are the Expenses under a Contract?......................................
    Surrender Charge............................................................
    Annual Administration Charge................................................
    Transfer Charge.............................................................
    Asset-Based Charges.........................................................
    Fund Expenses...............................................................
6. How will my Contract be Taxed?...............................................
    Tax Status of the Contract..................................................
    Tax Treatment of Annuities..................................................
    Taxation of a Non-Qualified Contract........................................
    Taxation of a Qualified Contract............................................
    Other Tax Consequences......................................................

 7. How do I access my Money?...................................................
     Withdrawals................................................................
     Systematic Partial Withdrawal Program......................................
     IRA Partial Withdrawal Program.............................................
     Requesting Payments........................................................
 8. How is Contract Performance Presented?......................................
 9. Does the Contract have a Death Benefit?.....................................
     Proof of Death.............................................................
10. What Other Information Should I Know?.......................................
     Separate Accounts..........................................................
     Modification...............................................................
     Distribution of the Contacts...............................................
     Experts....................................................................
     Legal Proceedings..........................................................
     Reports to Contract Owners.................................................
     Assignment.................................................................
     Change of Owner, Beneficiary, or Annuitant.................................
     Misstatement and Proof of Age, Sex, or Survival............................
     Incontestability...........................................................
     Authority to Make Agreements...............................................
     Preparing for the Year 2000................................................
     Financial Statements.......................................................
11. How Can I Make Inquiries?...................................................
12. Additional Information about Sage Life Assurance of America, Inc.
     History and Business.......................................................
     Selected Financial Data....................................................
     Transactions with Sage Insurance Group.....................................
     Employees..................................................................
     Properties.................................................................
     State Regulation...........................................................
     Directors and Executive Officers...........................................



FINANCIAL STATEMENTS OF SAGE LIFE ASSURANCE OF AMERICA, INC.


TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION


APPENDIX A


APPENDIX B


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                 INDEX OF TERMS


We have tried to make this Prospectus as readable and understandable as possible. However, for you to understand how the Contracts work, we have had to use certain terms that have special meanings. We define these terms below.



Account Value - The Account Value is the entire amount we hold under your Contract during the Accumulation Phase. It is equal to the sum of the Variable Account Value and Fixed Account Value.



Accumulation Phase - The Accumulation Phase is the period during which you accumulate savings under your Contract.


Accumulation Unit - An Accumulation Unit is the unit of measure we use before the Income Date to keep track of the value of each Variable Sub-Account.

Annuitant - The Annuitant is the natural person whose age determines the maximum Income Date and the amount and duration of income payments involving life contingencies. The Annuitant may also be the person to whom any payment will be made starting on the Income Date.

Asset-Based Charges - The Asset-Based Charges are charges for mortality and expense risks and for administrative costs assessed monthly against the assets of the Variable Account. After the Income Date, these charges are called Variable Sub-Account Charges and are deducted daily from the assets of the Variable Account.


Beneficiary - The Beneficiary is the person or persons to whom we pay a death benefit if any Owner dies before the Income Date.



Business Day - A Business Day is any day the New York Stock Exchange ("NYSE") is open for trading and we are open for business, exclusive of (i) Federal holidays, (ii) any day on which an emergency exists making the disposal or fair valuation of assets in the Variable Account not reasonably practicable, and
(iii) any day on which the Securities and Exchange Commission ("SEC") permits a delay in the disposal or valuation of assets in the Variable Account.


Code - The Code is the Internal Revenue Code of 1986, as amended.


Contracts - The Contracts are flexible payment deferred combination fixed and variable annuity contracts offered by us, Sage Life Assurance of America, Inc. In some jurisdictions, we issue the Contracts directly to individuals. In most jurisdictions, however, the Contracts are only available as a group contract. We issue a group Contract to or on behalf of a group. Individuals who are part of a group to which we issue a Contract receive a certificate that recites substantially all of the provisions of the group Contract. Throughout this Prospectus and unless otherwise stated, the term "Contract" refers to individual contracts, group Contracts, and certificates for group Contracts.


Contract Anniversary - A Contract Anniversary is each anniversary of the Contract Date.

Contract Date - The Contract Date is the date an individual Contract or a certificate for a group Contract is issued at our Customer Service Center.


Contract Year - A Contract Year is each and every consecutive twelve-month period beginning on the Contract Date and the anniversaries thereof.



Customer Service Center - The Customer Service Center is where we provide service to you. The administrator of our center is Financial Administration Services, Inc. The mailing address and telephone number of the Customer Service Center are shown on the first page of this Prospectus.



Executive Office - The Executive Office is our main office. The mailing address of our Executive Office is shown on the first page of this Prospectus.



Expiration Date - The Expiration Date is the last day in a Guarantee Period. In the Contract, this is referred to as the "Expiry Date."



Fixed Account - The Fixed Account is The Sage Fixed Interest Account A. It is a separate investment account of ours under state insurance law (but is not required to be nor has it been registered under the federal securities laws) into which purchase payments may be invested or Account Value may be transferred. In certain states, we refer to the Fixed Account as the Interest Account.



Fixed Account Value - The Fixed Account Value is the sum of the value of each Fixed Sub-Account on a Business Day during the Accumulation Phase.


Fixed Sub-Account - A Fixed Sub-Account is established when a purchase payment is invested or an amount is transferred to the Fixed Account. Each Fixed Sub-Account is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

Fund - A Fund is an investment portfolio in which a Variable Sub-Account invests.

General Account - The General Account consists of all our assets other than those held in any separate investment accounts.


Guaranteed Interest Rate - A Guaranteed Interest Rate is the effective annual interest rate that we will credit for a specified Guarantee Period for amounts allocated to a Fixed Sub-Account. The Guaranteed Interest Rate will never be less than the minimum shown in your Contract.


Guarantee Period - A Guarantee Period is a period of years for which a specified effective annual interest rate (Guaranteed Interest Rate) is guaranteed by us. Interest is credited daily at a rate to yield the declared annual Guaranteed Interest Rate.



Income Date - The Income Date is the date you select for your income payments to begin.



Income Phase - The Income Phase starts on the Income Date and is the period during which you receive income payments.


Income Unit - An Income Unit is the unit of measure we use to calculate the amount of income payments under a variable income plan option.


Market Value Adjustment - A Market Value Adjustment is a positive or negative adjustment that may apply to a surrender, withdrawal, or transfer, and to amounts applied to an income plan from a Fixed Sub-Account before the end of its Guarantee Period.



Net Asset Value - The Net Asset Value is the price of one share of a Fund.



Owner - The Owner is the person or persons who owns (or own) a Contract. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refer to holders of certificates under the group Contract.


Satisfactory Notice - Satisfactory Notice is a notice or request authorized by you, in a form satisfactory to us, received at our Customer Service Center.

Surrender Value - The Surrender Value is the amount you receive upon surrender of your Contract before the Income Date.


Valuation Period - The Valuation Period is the period between one calculation of an Accumulation Unit value and the next calculation. Normally, we calculate Accumulation Units once each Business Day, but we can delay this calculation if an emergency exists, making disposal of or fair valuation of assets in the Variable Account not reasonably practicable, or if the SEC permits such deferral.


Variable Account - The Variable Account is The Sage Variable Annuity Account A. It is a separate investment account of ours under the federal securities laws into which purchase payments may be invested or Account Value may be transferred.

Variable Account Value - The Variable Account Value is the sum of the value of each Variable Sub-Account on a Business Day during the Accumulation Phase.



Variable Sub-Account - A Variable Sub-Account is a division of the Variable Account that invests in shares of a particular Fund.



Variable Sub-Account Charges - Variable Sub-Account Charges are Asset-Based Charges that are deducted daily from the assets of the Variable Account after the Income Date.


"We", "us", "our", "Sage Life" or the "Company" is Sage Life Assurance of America, Inc.


"You" or "your" is the Owner of a Contract. You are entitled to exercise all rights under a Contract. However, if you designate an irrevocable beneficiary, you may need the consent of that beneficiary before you exercise your rights under your Contract. Your death before the Income Date initiates payment of the death benefit.

                                    FEE TABLE

The purpose of this Fee Table is to assist you in understanding the expenses that you will pay directly or indirectly when you invest in the Contract.

TRANSACTION EXPENSES


       Sales Load Imposed on Purchases (as a percentage of purchase payments)........................................................... None



       Surrender Charge.................................................... None



       Transfer Charge(1)..................................................  $ 0



       Annual Administration Charge
       Contract Years 1-7(2)................................................ $40
       After Contract Year 7................................................ $ 0



In addition, the amount of any state and local taxes levied by any governmental entity on purchase payments may be deducted from your Account Value when such taxes are incurred. We reserve the right to defer the collection of this charge and deduct it against your Account Value on the surrender of a Contract, or on application of Account Value to provide income payments. We refer to this as the Purchase Payment Tax Charge.



VARIABLE ACCOUNT ANNUAL EXPENSES(3) (deducted monthly as a percentage of the Variable Account Value)



                                                            Contract Years
                                                            --------------
                                                            1 - 7         8 +
                                                            -----         ---
            Mortality and Expense Risk Charge               1.25%         1.10%
            Asset-Based Administrative Charge               0.15%         0.15%
                                                            -----         -----
            Total Asset-Based Charges                       1.40%         1.25%



Fund Charges. The fees and expenses for each of the Funds (as a percentage of net assets) for the year ended December 31, 1997 are set forth in the following table. For more information on these fees and expenses, see the prospectuses for the Trusts that accompany this Prospectus.

FUND ANNUAL EXPENSES (as a percentage of average daily net assets of a Fund)






                                      Management     Other
                                      Fees (after    Expenses (after
                                      fee waiver as  reimbursement-    Total
            Fund                      applicable)    as applicable)    Expenses
            ----                      -------------  --------------    --------

AIM VARIABLE INSURANCE FUNDS, INC.:
  AIM V.I. Government
    Securities Fund                       0.50%          0.37%         0.87%(4)
  AIM V.I. Growth and
    Income Fund                           0.63%          0.06%         0.69%(4)
  AIM V.I. International
    Equity Fund                           0.75%          0.18%         0.93%(4)
  AIM V.I. Value Fund                     0.62%          0.08%         0.70%(4)

THE ALGER AMERICAN FUND:
  Alger American MidCap
    Growth Portfolio                      0.80%          0.04%         0.84%
  Alger American Income and
    Growth Portfolio                      0.625%         0.115%        0.74%
  Alger American Small
    Capitalization Portfolio              0.85%          0.04%         0.89%

LIBERTY VARIABLE INVESTMENT TRUST:
  Colonial High Yield Securities
    Fund, Variable Series                 0.60%          0.20%         0.80%(5)
  Colonial Small Cap Value Fund,
    Variable Series                       0.80%          0.20%         1.00%(5)
  Colonial Strategic Income Fund,
    Variable Series                       0.65%          0.15%         0.80%(6)
  Colonial U.S. Stock Fund,
    Variable Series                       0.80%          0.14%         0.94%
  Liberty All-Star Equity Fund,
    Variable Series                       0.80%          0.20%         1.00%(6)
  Newport Tiger Fund,
    Variable Series                       0.90%          0.35%         1.25%
  Stein Roe Global Utilities
    Fund, Variable Series                 0.65%          0.18%         0.83%

                                    Management       Other
                                    Fees (after      Expenses (after
                                    fee waiver       reimbursement-    Total
            Fund                    as applicable)   as applicable)    Expenses
            ----                    --------------   --------------    --------


STEINROE VARIABLE INVESTMENT TRUST:
   Stein Roe Growth Stock Fund,
     Variable Series                     0.65%            0.06%        0.71%
   Stein Roe Balanced Fund,
     Variable Series                     0.60%            0.06%        0.66%

MFS VARIABLE INSURANCE TRUST:
   MFS Growth With Income Series         0.75%            0.25%(7)     1.00%(7)
   MFS High Income Series                0.75%            0.25%(7)     1.00%(7)
   MFS Research Series                   0.75%            0.13%        0.88%
   MFS Total Return Series               0.75%            0.25%(7)     1.00%(7)
   MFS Value Series                      0.75%            0.25%(7)     1.00%(7)

MORGAN STANLEY UNIVERSAL
  FUNDS, INC.(SM):
   Global Equity Portfolio               0.00%            1.15%        1.15%(8)
   Mid Cap Value Portfolio               0.00%            1.05%        1.05%(8)
   Value Portfolio                       0.00%            0.85%        0.85%(8)

OPPENHEIMER VARIABLE FUNDS:
   Oppenheimer Bond Fund                 0.73%            0.05%        0.78%
   Oppenheimer Growth Fund               0.73%            0.02%        0.75%
   Oppenheimer Small Cap
   Growth Fund                           0.75%            0.08%        0.83%(9)

SAGE LIFE INVESTMENT TRUST:
   EAFE Equity Index Fund                0.73%            0.17%        0.90%(10)
   S&P 500 Equity Index Fund             0.38%            0.17%        0.55%(10)
   Money Market Fund                     0.48%            0.17%        0.65%(10)

T. ROWE PRICE EQUITY SERIES, INC.:
   T. Rowe Price Equity Income
     Portfolio                           0.85%            0.00%        0.85%
   T. Rowe Price Mid-Cap
     Growth Portfolio                    0.85%            0.00%        0.85%
   T. Rowe Price Personal
     Strategy Balanced Portfolio         0.90%            0.00%        0.90%

(1) Currently, there is no transfer charge. However, we reserve the right to charge up to $25 for the 13th and each subsequent transfer during a Contract Year.



(2) We waive the Annual Administration Charge if the Account Value is at least $50,000 on the date of deduction.



(3) We call the Asset-Based Charges Variable Sub-Account Charges and deduct them on a daily basis after the Income Date. See "What are the Expenses under the Contract?" on page __.



(4) A I M Advisors, Inc. ("AIM") may from time to time voluntarily waive or reduce its fees. Effective May 1, 1998, the Funds reimburse AIM in an amount up to 0.25% of the average net asset value of each Fund, for expenses incurred in providing, or assuring that participating insurance companies provide, certain administrative services. Currently, the fee only applies to the average net asset value of each Fund in excess of the net asset value of each Fund as calculated on April 30, 1998.



(5) Liberty Variable Investment Trust's Colonial High Yield Securities Fund and Colonial Small Cap Value Fund did not commence operations until 1998. The figures shown are based on estimates for the current fiscal year.



(6) Without reimbursements, the total expenses for Liberty Variable Investment Trust's Colonial Strategic Income Fund and Liberty All-Star Equity Fund during 1997 would have been 0.82% and 1.45%, respectively.



(7) Without reimbursements, the other expenses and total expenses for MFS Variable Insurance Trust's Growth with Income Series, High Income Series, Total Return Series and Value Series during 1997 would have been .35% and 1.10%, .40% and 1.15%, .27% and 1.02%, and 1.33% and 2.08%, respectively.



(8) Without reimbursements, the total expenses for of Morgan Stanley Universal Funds, Inc.'s Global Equity Portfolio, Mid Cap Value Portfolio, Value Portfolio would have been 2.43%, 2.13%, and 1.87%, respectively.



(9) Oppenheimer Variable Account Fund's Small Cap Growth Fund did not commence operations until 1998. The figures shown are based on estimates for the current fiscal year.



(10) These Funds have not commenced operations. The figures shown are based on estimates. Without reimbursements, the total expenses of Sage Life Investment Trust's EAFE Equity Index Fund, S&P 500 Equity Index Fund, and Money Market Fund would be 1.07%, .72%, and .82%, respectively.



EXAMPLES



       The purpose of the following examples is to demonstrate the expenses that you would pay on a $1,000 investment in the Variable Account. We calculate the examples based on the fees and charges shown in the tables above. For a more complete description of these expenses, see "What are the Expenses under a Contract?" beginning on page __ of this Prospectus, and see the prospectuses for the Trusts. The Examples assume that the average Account Value is $30,000, and that you have invested all your money in the Variable Account.



       You should not consider the Examples a representation of past or future expenses. Actual expenses may be greater or less than those shown. In addition, we do not reflect Purchase Payment Tax Charges. These charges may apply depending on the state where the Contract is sold. You might also incur transfer fees if you make more than twelve transfers in a Contract Year.



       See "Transfer Charge," page _. The assumed 5% annual rate of return is hypothetical. You should not consider it to be a representation of past or future annual returns, which may be greater or less than this assumed rate.



       You would pay the following expenses on a $1,000 initial purchase payment, assuming a 5% annual return on assets and the charges listed in the Fee Table above.



                                                      If you surrender or if you
                                                      do not surrender your Contract
Fund                                                  at the end of each time period
----

                                                      1 Year       3 Years
                                                      ------       -------

AIM  VARIABLE INSURANCE FUNDS, INC.:
  AIM V.I. Government Securities Fund                   $25          $78
  AIM V.I. Growth and Income  Fund                      $23          $72
  AIM V.I. International Equity Fund                    $25          $80
  AIM V.I. Value Fund                                   $23          $72

THE ALGER AMERICAN FUND:
  Alger American MidCap Growth Portfolio                $24          $77
  Alger American Income and Growth Portfolio            $23          $74
  Alger American Small Capitalization Portfolio         $25          $78

                                                            If you surrender or if you
                                                            do not surrender your Contract
Fund                                                        at the end of each time period
----

                                                            1 Year       3 Years
                                                            ------       -------


LIBERTY VARIABLE INVESTMENT TRUST:
 Colonial High Yield Securities Fund, Variable Series       $24            $76
 Colonial Small Cap Value Fund, Variable Series             $26            $82
 Colonial Strategic Income Fund, Variable Series            $24            $76
 Colonial U.S. Stock Fund, Variable Series                  $25            $80
 Liberty All-Star Equity Fund, Variable Series              $26            $82
 Newport Tiger Fund, Variable Series                        $29            $90
 Stein Roe Global Utilities Fund, Variable Series           $24            $76


STEINROE VARIABLE INVESTMENT TRUST:
 Stein Roe Growth Stock Fund, Variable Series               $23            $73
 Stein Roe Balanced Fund, Variable Series                   $23            $71


MFS VARIABLE INSURANCE TRUST:
 MFS Growth With Income Series                              $26            $82
 MFS High Income Series                                     $26            $82
 MFS Research Series                                        $25            $78
 MFS Total Return Series                                    $26            $82
 MFS Value Series                                           $26            $82

MORGAN STANLEY UNIVERSAL FUNDS, INC.:
 Global Equity Portfolio                                    $28            $87
 Mid Cap Value Portfolio                                    $27            $84
 Value Portfolio                                            $24            $77

                                                            If you surrender or if you
                                                            do not surrender your Contract
Fund                                                        at the end of each time period
----

                                                            1 Year       3 Years
                                                            ------       -------

OPPENHEIMER VARIABLE ACCOUNT FUNDS:
 Oppenheimer Bond Fund                                       $24           $75
 Oppenheimer Growth Fund                                     $23           $74
 Oppenheimer Small Cap Growth Fund                           $24           $76


SAGE LIFE INVESTMENT TRUST:
 EAFE Equity Index Fund                                      $25           $79
 S&P 500 Equity Index Fund                                   $21           $67
 Money Market Fund                                           $22           $71

T. ROWE PRICE EQUITY SERIES, INC.:
 T. Rowe Price Equity Income Portfolio                       $24           $77
 T. Rowe Price Mid-Cap Growth Portfolio                      $24           $77
 T. Rowe Price Personal Strategy Balanced Portfolio          $25           $79



1.     WHAT ARE THE CONTRACTS?


       The Contracts are flexible payment deferred combination fixed and variable annuity Contracts offered by us, Sage Life Assurance of America, Inc. Throughout this Prospectus, the term "Contracts" refers to individual Contracts, group Contracts, and certificates for group Contracts. We designed the Contracts for use in long-term financial and retirement planning. They provide a means for investing amounts on a tax-deferred basis in our Variable Account and our Fixed Account.



       Under the terms of the Contracts, we promise to pay you (or the Annuitant, if the Owner is other than an individual) regular income payments after the Income Date. Until the Income Date, you may make additional purchase payments under the Contract, and will ordinarily not be taxed on increases in the value of your Contract as long as you do not take distributions. When you use the Contract in connection with tax-qualified retirement plans, federal income taxes may be deferred on your purchase payments, as well as on increases in the value of your Contract. See "How will my Contract be Taxed?" on page ___. The Contracts may not be available in all states.

       When you make purchase payments, you can allocate those purchase payments to one or more of the 33 subdivisions of the Variable Account, known as "Variable Sub-Accounts." Purchase payments allocated to a Variable Sub-Account will be invested solely in a Fund, as you direct. Your Account Value in a Variable Sub-Account will vary according to the investment performance of the corresponding Fund. Depending on market conditions, your value in each Variable Sub-Account could increase or decrease. No minimum value is guaranteed. The total of the values in the Variable Sub-Accounts is called the Variable Account Value.



       You can also allocate purchase payments to our Fixed Account. See "Fixed Account Investment Option, " page ___. The Fixed Account includes Fixed Sub-Accounts to which we credit fixed rates of interest for the Guarantee Periods you select. We currently offer Guarantee Periods with durations of 1, 2, 3, 4, 5, 7, and 10 years. If any amount allocated or transferred remains in a Guarantee Period until the Expiration Date, its value will be equal to the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its Guaranteed Interest Rate. Any surrender, withdrawal, transfer, or amount applied to an income plan from a Fixed Sub-Account before its Expiration Date ordinarily will be subject to a Market Value Adjustment that may increase or decrease the value of the Fixed Sub-Account (or portion thereof) being surrendered, withdrawn, transferred, or applied to an income plan. See "Market Value Adjustment" page _____.



       You can transfer Account Value from one Variable Sub-Account to another, and from a Fixed Sub-Account to a Variable Sub-Account and from a Variable Sub-Account to a Fixed Sub-Account, subject to certain conditions. See "Transfers," page __.



       Sage Life may offer other variable annuity contracts that also invest in the same Funds offered under the Contracts. These contracts may have different charges and they may offer different benefits.


2.     WHAT ARE MY INCOME PAYMENT OPTIONS?


       You choose the Income Date or other agreed upon date when you want regular income payments to begin. The Income Date you choose must be on or before the first calendar month following the Annuitant's 95th birthday. We reserve the right to require that your Income Date be at least two years after the Contract Date. After you choose the Income Date, you select an income plan from the list below, and indicate whether you want your income payments to be fixed or variable or a combination of fixed and variable. You must give Satisfactory Notice of your choices at least 30 days prior to the Income Date, and you must have at least $5,000 of Account Value to apply to a variable or fixed income option.



       On the Income Date, the Account Value under the Contract (adjusted for any Market Value Adjustment, if applicable) will be used to provide income payments. Unless you request otherwise, we will use any Variable Account Value to provide variable income payments, and we will use any Fixed Account Value to provide fixed income payments. If you have not chosen an income plan by the Income Date, a "life annuity with 10 years certain" (described below) will be used.


       The available income plans are:


              - INCOME PLAN 1 - LIFE ANNUITY. An amount payable during the lifetime of the Annuitant terminating with the last payment preceding the death of the Annuitant.



              - INCOME PLAN 2 - LIFE ANNUITY WITH 10 OR 20 YEARS CERTAIN. An amount payable during the lifetime of the Annuitant with the guarantee that payments be made for a minimum of 10 or 20 years, as elected.



              - INCOME PLAN 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY. An amount payable during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.


              - INCOME PLAN 4 - PAYMENTS FOR A SPECIFIED PERIOD CERTAIN. An amount payable for the number of years selected which may be from 5 to 30 years.

              - INCOME PLAN 5 - ANNUITY PLAN. An amount can be used to purchase any other income plan we offer on the Income Date for which you and the Annuitant are eligible.


       Your first income payment, whether fixed or variable, will be based on the amount of proceeds applied under the income plan you have selected and on the "annuity purchase rates" based on the Annuitant's age and sex, and if applicable upon the age and sex of a second designated person. The annuity purchase rate we apply will never be lower than the rate shown in your Contract.



       If you have told us you want fixed income payments, the amount of each income payment is guaranteed and remains level throughout the period you selected.



        If you told us you want variable income payments, the amount of each payment will vary according to the investment performance of the Funds you selected.



        To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. This rate is simply the total return, after expenses, you need to earn to keep your variable income payments level. Rather than building in our own estimate, we allow you to tailor your variable income payments to meet your needs by giving you a choice of rates.
You currently may select either 3% or 6%; if you do not select a rate, we will apply the 3% rate. (We may offer other rates in the future). The lower the rate, the lower your initial variable income payment, but the better your payments will keep pace with inflation (assuming positive investment performance).

       For example, if you select 3%, this means that if the investment performance, after expenses, of your Funds is less than 3%, then the dollar amount of your variable income payment will decrease. Conversely, if the investment performance, after expenses, of your Funds is greater than 3%, then the dollar amount of your income payments will increase.



       If you told us that you want a life annuity, it is possible that you could only receive one payment.


       Your income payments will be made monthly, unless you choose quarterly, semi-annual or annual payments by giving us Satisfactory Notice at least 30 days prior to the Income Date. Payments start on the Income Date. If any payment would be less than $100, we may change the payment frequency to the next longer interval, but in no event less frequent than annual. Also, if on the Income Date, the Account Value is less than $5,000, we may pay the Surrender Value on that date in one sum.

3.     HOW DO I PURCHASE A CONTRACT?


       INITIAL PURCHASE PAYMENT. Contracts may be purchased for use in connection with tax-qualified plans ("Qualified Contracts"), or may be purchased on a non-tax qualified basis ("Non-Qualified Contracts"). To purchase a Contract, you and the Annuitant you selected may not be more than 85 years old on the Contract Date. A minimum initial purchase payment of $25,000 is required.



       ISSUANCE OF A CONTRACT. Once we receive your initial purchase payment and your application at our Customer Service Center, we will usually issue your Contract within two Business Days. However, if you did not give us all the information we need, we will try to contact you to get the additional needed information. If we cannot complete the application within five Business Days, we will either send your money back or obtain your permission to keep your money until we receive the necessary information. Your Contract Date will be the date we issue your Contract at our Customer Service Center.



       FREE LOOK RIGHT TO CANCEL CONTRACT. During your "Free Look" Period, you may cancel your Contract. The Free Look Period usually expires 10 days after you receive your Contract. Some states may require a longer period. If you decide to cancel your Contract, you must return it to our Customer Service Center or to one of our authorized registered representatives. You will receive a refund of your Account Value plus any charges we have deducted on or before the date we receive your returned Contract at our Customer Service Center, or if required by the law of your state, your initial purchase payment (less any withdrawals previously taken). In those latter states where this requirement exists, amounts you allocate to the Variable Account will be temporarily allocated to the Money Market Fund until the Free Look Period expires. See "What are my Investment Options," page ___.



       MAKING ADDITIONAL PURCHASE PAYMENTS. You may make additional purchase payments of $1,000 or more at any time before the Income Date, subject to the following conditions. We will accept additional purchase payments under a Non-Qualified Contract until the earlier of the year in which you attain age 85 or the year in which the Annuitant attains age 85. We will accept additional purchase payments under a Qualified Contract until the year in which you attain 70 1/2, except contributions to a Roth IRA or rollover contributions may be made until the year in which you attain age 85. You must obtain our prior approval before you make a purchase payment that causes the Account Value of all annuities that you maintain with us to exceed $1,000,000. We will credit any purchase payment received after the Contract Date to your Contract as of the Business Day on which we receive it at our Customer Service Center. Purchase payments received on other than a Business Day will be deemed received on the next following Business Day.



       In addition, if you have not made a purchase payment for more than two years and your Account Value is less than $2,000 on a Contract Anniversary, we may cancel your Contract and pay you the Surrender Value as though you had surrendered by giving you written notice at your address of record. However, you will be allowed 61 days from the date of that notice to submit an additional purchase payment in an amount sufficient to maintain your Account Value at $2,000 or more. If we have not received the required additional purchase payment by the end of this period, we may cancel your Contract.


4.     WHAT ARE MY INVESTMENT OPTIONS?


       PURCHASE PAYMENT ALLOCATIONS. When you apply for a Contract, you specify the percentage of your purchase payment to be allocated to each Variable Sub-Account and/or to each Fixed Sub-Account. You can change the allocation percentages at any time by sending Satisfactory Notice to our Customer Service Center. The change will apply to all purchase payments we receive on or after the date we receive your request. Purchase payment allocations must be in percentages totaling 100%, and each allocation percentage must be a whole number.



       We may, however, require that an initial purchase payment allocated to a Variable Sub-Account be temporarily invested in the Money Market Fund during the Free Look Period. We will require this if the law of your state requires us to refund your full initial purchase payment less any withdrawals previously taken, should you cancel your Contract during the Free Look Period. At the end of the Free Look Period, if your initial purchase payment was temporarily allocated to the Money Market Fund by us, we will transfer the value of what is in the Money Market Fund to the Variable Sub-Account(s) you specified in your application. Solely for the purpose of processing transfers from the Money Market Fund, we will deem the Free Look Period to end 15 days after the Contract Date. This transfer from the Money Market Fund to the Variable Sub-Accounts upon the expiration of the Free Look Period does not count as a transfer for any other purposes under the Contract.



       VARIABLE SUB-ACCOUNT INVESTMENT OPTIONS. The Variable Account has 33 Sub-Accounts, each investing in a specific Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company, and is managed by a registered investment adviser. The Funds, as well as brief descriptions of their investment objectives, are provided below. There is no assurance that these objectives will be met.



                       AIM VARIABLE INSURANCE FUNDS, INC.



       AIM V.I. GOVERNMENT SECURITIES FUND. This Fund seeks to achieve a high level of current income consistent with reasonable concern for safety of principal by investing in debt securities issued, guaranteed, or otherwise backed by the U.S. Government.



       AIM V.I. GROWTH AND INCOME FUND. This Fund seeks to provide growth of capital, with current income as a secondary objective. The Fund seeks to achieve its objective by generally investing at least 65% of its net assets in stocks of companies believed by the management to have the potential for above average growth in revenues and earnings.



       AIM V.I. INTERNATIONAL EQUITY FUND. This Fund seeks to provide long-term growth of capital by investing in a diversified portfolio of international equity securities, the issuers of which are considered by the Fund's investment advisor to have strong earnings momentum.



       AIM V.I. VALUE FUND. This Fund seeks to achieve long-term growth of capital by investing primarily in equity securities judged by the Fund's investment advisor to be undervalued relative to the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity market generally. Income is a secondary objective.



       A I M Advisors, Inc. advises the AIM Variable Insurance Funds, Inc.



                             THE ALGER AMERICAN FUND



       ALGER AMERICAN MIDCAP GROWTH PORTFOLIO. This Fund seeks long-term capital appreciation by investing in a diversified, actively managed portfolio of equity securities, primarily of companies with total market capitalization within the range included in the S&P MidCap 400 Index.

       ALGER AMERICAN INCOME AND GROWTH PORTFOLIO. This Fund seeks to provide a high level of dividend income through investments in equity securities. Capital appreciation is a secondary objective of this Fund.



       ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO. This Fund seeks long-term capital appreciation through investment primarily in equity securities that, at the time of purchase, have total market capitalization within the range of companies included in the Russell 2000 Growth Index or the S&P SmallCap 600 Index.



       Fred Alger Management, Inc. advises The Alger American Fund.



                        LIBERTY VARIABLE INVESTMENT TRUST



       COLONIAL HIGH YIELD SECURITIES FUND, VARIABLE SERIES ("High Yield Securities Fund"). This Fund seeks high current income and total return by investing primarily in lower rated corporate debt securities (commonly referred to as "junk bonds").



       COLONIAL SMALL CAP VALUE FUND, VARIABLE SERIES ("Small Cap Value Fund"). This Fund seeks long-term growth by investing primarily in smaller capitalization equity securities.



       COLONIAL STRATEGIC INCOME FUND, VARIABLE SERIES ("Strategic Income Fund"). This Fund seeks a high level of current income, as is consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and lower rated corporate debt securities.



       COLONIAL U.S. STOCK FUND, VARIABLE SERIES ("U.S. Stock Fund"). This Fund seeks long-term growth by investing primarily in large capitalization equity securities.



       LIBERTY ALL-STAR EQUITY FUND, VARIABLE SERIES ("All-Star Fund"). This Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.



       NEWPORT TIGER FUND, VARIABLE SERIES ("Tiger Fund"). This Fund seeks long-term capital growth by investing primarily in equity securities of companies located in the nine Tigers of Asia (Hong Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, Indonesia, China and the Philippines).




       STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES ("Global Utilities Fund"). This Fund seeks current income and long-term growth of capital. The Global Utilities Fund normally invests at least 65% of its total assets in U.S. and foreign equity and debt securities of companies engaged in the manufacture, production, generation, transmission, sale or distribution of electricity, natural gas or other types of energy, or water or other sanitary services, and companies engaged in telecommunication, including telephone, telegraph, satellite, microwave and other communications media.



       Liberty Advisory Services Corp. (formerly "Keyport Advisory Services Corp.") provides investment management and advisory services to the Liberty Variable Investment Trust. Colonial Management Associates, Inc. subadvises the High Yield Securities Fund, the U.S. Stock Fund, the Small Cap Value Fund, and the Strategic Income Fund. Stein Roe & Farnham Incorporated subadvises the Global Utility Fund. Newport Fund Management, Inc. subadvises the Tiger Fund. Liberty Asset Management Company subadvises the All-Star Fund.



                       STEINROE VARIABLE INVESTMENT TRUST



       STEIN ROE GROWTH STOCK FUND. This Fund seeks long-term growth of capital through investments primarily in common stocks.



       STEIN ROE BALANCED FUND. This Fund seeks high total investment return through a changing mix of equities, debt securities, and cash.



       Stein Roe & Farnham Incorporated advises the SteinRoe Variable Investment Trust.



                        MFS(R) VARIABLE INSURANCE TRUST(SM)



       MFS GROWTH WITH INCOME SERIES. This Fund seeks to provide reasonable current income and long-term growth of capital and income. Under normal market conditions, the MFS Growth with Income Series will invest at least 65% of its assets in equity securities of companies that are believed to have long-term prospects for growth and income.



       MFS HIGH INCOME SERIES. This Fund seeks high current income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features. Fixed income securities offering the high current income sought by the High Income Series normally include those fixed income securities which offer a current yield above that generally available on debt securities in the three highest rating categories by recognized rating agencies (commonly known as "junk bonds" if rated below the four highest categories of recognized rating agencies). See the prospectus for the Trust for more information.



       MFS RESEARCH SERIES. This Fund seeks to provide long-term growth of capital and future income. The MFS Research Series' policy is to invest a substantial proportion of its assets in equity securities of companies believed to possess better than average prospects for long-term growth.



       MFS TOTAL RETURN SERIES. This Fund seeks primarily to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital, and secondarily to provide a reasonable opportunity for growth of capital and income.



       MFS VALUE SERIES. This Fund seeks capital appreciation. Dividend income, if any, is a consideration incidental to the Fund's objective of capital appreciation.



       MFS Investment Management(R) advises the MFS(R) Variable Insurance Trust.(SM)



                      MORGAN STANLEY UNIVERSAL FUNDS, INC.



       GLOBAL EQUITY PORTFOLIO. This Fund seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers, using an approach that is oriented to the selection of individual stocks that the Fund's investment adviser believes are undervalued.



       MID CAP VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities of issuers with equity capitalizations in the range of companies represented in the S&P MidCap 400 Index.



       VALUE PORTFOLIO. This Fund seeks above-average return over a market cycle of three to five years by investing primarily in a diversified portfolio of common stocks and other equity securities that are deemed by the Fund's investment adviser to be relatively undervalued based on various measures such as price/earnings ratios and price/book ratios.



       Morgan Stanley Asset Management advises the Global Equity Portfolio. Miller Anderson & Sherrerd, LLP advises the Value Portfolio and the Mid Cap Value Portfolio.



                       OPPENHEIMER VARIABLE ACCOUNT FUNDS



       OPPENHEIMER BOND FUND. This Fund seeks a high level of current income. Secondarily, this Fund seeks capital growth when consistent with its primary objective. The Fund will, under normal market conditions, invest at least 65% of its total assets in investment grade debt securities.



       OPPENHEIMER GROWTH FUND. This Fund seeks to achieve capital appreciation by investing in securities of well-known, established companies.



       OPPENHEIMER SMALL CAP GROWTH FUND. This Fund seeks capital appreciation. Current income is not an objective. In seeking its investment objective, the Fund emphasizes investments in securities of "growth type" companies with market capitalizations of less than $1 billion, including common stocks, preferred stocks, convertible securities, rights, warrants and options, in proportions which may vary from time to time.

         Oppenheimer Funds, Inc. manages Oppenheimer Variable Account Funds.



                           SAGE LIFE INVESTMENT TRUST



         EAFE EQUITY INDEX FUND. This Fund seeks to replicate as closely as possible the performance of the Morgan Stanley Capital International Europe, Australasia, Far East Index before the deduction of Fund expenses.



         S&P 500 EQUITY INDEX FUND. This Fund seeks to replicate as closely as possible the performance of the S&P 500 Composite Stock Price Index before the deduction of Fund expenses.



         MONEY MARKET FUND. This Fund seeks to provide high current income consistent with the preservation of capital and liquidity. Although the Fund seeks to maintain a constant net asset value of $1.00 per share, there can be no assurance that the Fund can do so on a continuous basis. An investment in the Money Market Fund is not guaranteed.



         Sage Advisors, Inc. is the investment manager to the Sage Life Investment Trust. State Street Global Advisors subadvises the EAFE Equity Index Fund and S&P 500 Equity Index Fund. Conning Asset Management Company subadvises the Money Market Fund.



                       T. ROWE PRICE EQUITY SERIES, INC.



         T. ROWE PRICE EQUITY INCOME PORTFOLIO. This Fund seeks to provide substantial dividend income and also long-term capital appreciation.



         T. ROWE PRICE MID-CAP GROWTH PORTFOLIO. This Fund seeks to provide long-term capital appreciation by investing primarily in common stocks of medium-sized (mid-cap) growth companies.



         T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO. The Fund seeks to provide the highest total return over time consistent with an emphasis on both capital appreciation and income. The Personal Strategy Balanced Portfolio invests in a diversified portfolio of stocks, bonds, and money market securities.



         T. Rowe Price Associates, Inc. provides investment management to the
T. Rowe Price Equity Series, Inc.



         The investment objectives and policies of certain Funds may be similar to the investment objectives and policies of other retail mutual funds which can be purchased outside of a variable insurance product, and that are managed by the same investment adviser or manager. The investment results of the Funds, however, may be higher or lower than the results of such other retail mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the Funds will be comparable to the investment results of any other retail mutual fund, even if the other retail mutual fund has the same investment adviser or manager.



         Shares of the Funds may be sold to separate accounts of insurance companies that are not affiliated with us or each other, a practice known as "shared funding." They also may be sold to separate accounts to serve as the underlying investment for both variable annuity contracts and variable life insurance contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners whose Account Values are allocated to the Variable Account, and owners of other contracts whose contract values are allocated to one or more other separate accounts investing in any of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under Section 401 of the Code. As a result, there is a possibility that a material conflict may arise between the interest of Owners or owners of other contracts (including contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any such material conflicts, we will consider what action may be appropriate, including removing a Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Trust's prospectus.



         We have entered into agreements with either the investment adviser or distributor for each of the Funds pursuant to which the adviser or distributor pays us a fee ordinarily based upon an annual percentage of the average aggregate net amount we have invested on behalf of the Variable Account and other separate accounts. These percentages differ, and some investment advisers or distributors pay us a greater percentage than other advisers or distributors. These agreements reflect administrative services we provide.



         More detailed information concerning the investment objectives, policies, and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectus for each Trust which accompanies this Prospectus. The Trusts' prospectuses should be read carefully before any decision is made concerning the allocation of amounts to the Variable Sub-Accounts.



         FIXED ACCOUNT INVESTMENT OPTIONS. Each time you allocate purchase payments or transfer funds to the Fixed Account, we establish a Fixed Sub-Account. Each Fixed Sub-Account is guaranteed an interest rate (the "Guaranteed Interest Rate") for a period of time (a "Guarantee Period"). A Guaranteed Interest Rate is established on the date that an allocation is made to the Fixed Sub-Account.


         We have no specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. The determination made will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as purchase payments or transfers of Account Value under the Contracts. These amounts will be invested primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Fixed Account. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends, and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES IT DECLARES. WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE INTEREST RATES. HOWEVER, OUR GUARANTEED INTEREST RATES WILL BE AT LEAST 3% PER YEAR. GUARANTEED INTEREST RATES DO NOT DEPEND UPON AND DO NOT REFLECT THE PERFORMANCE OF THE FIXED ACCOUNT.



         We measure the length of a Guarantee Period from the end of the calendar month in which you allocated or transferred the amount to the Fixed Sub-Account. This means that the Expiration Date of any Guarantee Period will always be the last day of a calendar month. The currently available Guarantee Periods are 1, 2, 3, 4, 5, 7, and 10 years. We may offer different Guarantee Periods in the future. Not all Guarantee Periods may be available in all states. Any Guarantee Period you select cannot be longer than the number of full years remaining until your Income Date.



         We will notify you at least thirty days prior to an Expiration Date of a Fixed Sub-Account in which you are invested of your options for renewal.
Your options are:



                 1. Take no action and we will transfer the value of the expiring Fixed Sub-Account to the Fixed Sub-Account with the same Guarantee Period, but not longer than five years or extending beyond the Income Date, as of day the previous Fixed Sub-Account expires. If such Guarantee Period is not currently available, your value will be transferred to the next shortest Guarantee Period. If there is no shorter Guarantee Period, we will transfer your value to the Money Market option.



                 2. Elect a new Guarantee Period(s) from among those offered by us as of the day the previous Fixed Sub-Account expires.

                 3. Elect to transfer the value of the Fixed Sub-Account to one or more Variable Sub-Accounts.



         Any amounts surrendered, withdrawn, transferred or applied to an income plan other than during the thirty days before the Expiration Date of the Guarantee Period are subject to a Market Value Adjustment with the exception of the following transactions:



         - Transfers from specially designated Fixed Sub-Accounts made automatically under our Dollar Cost Averaging Program, and



         - Withdrawals of interest earned made automatically under our Systematic Partial Withdrawal Program.



         In addition, we currently waive any Market Value Adjustment on withdrawals taken to satisfy IRS minimum distribution requirements in relation to your Contract.



         MARKET VALUE ADJUSTMENT. A Market Value Adjustment reflects the change in interest rates since a Fixed Sub-Account was established. It compares: (1) the current Index Rate for a period equal to the time remaining in the Guarantee Period, and (2) the Index Rate at the time we established the Fixed Sub-Account for a period equal to the Guarantee Period.



         Ordinarily, if the current Index Rate for a period equal to the time remaining in the Guarantee Period is higher than the applicable Index Rate at the time the Fixed Sub-Account was established, the Market Value Adjustment will be negative. Similarly, if the current Index Rate for a period equal to the time remaining in the Guarantee Period is lower than the applicable Index Rate at the time the Fixed Sub-Account was established, the Market Value Adjustment will be positive.



         We will apply a Market Value Adjustment as follows:



         For a surrender, withdrawal, transfer, or amount applied to an income plan, the Market Value Adjustment will be calculated on the total amount that must be surrendered, withdrawn, transferred or applied to an income plan to provide the amount requested.



         - If the Market Value Adjustment is negative, it reduces any remaining value in the Fixed Sub-Account, or amount of Surrender Value. Any remaining MarketValue Adjustment then reduces the amount withdrawn, transferred, or applied to an income plan.



         - If the Market Value Adjustment is positive, it increases any remaining value in the Fixed Sub-Account. In the case of surrender, or if the full amount of the Fixed Sub-Account is withdrawn, transferred or applied to an income plan, the

                 Market Value Adjustment increases the amount surrendered, withdrawn, transferred, or applied to an income plan.



We will compute the Market Value Adjustment by multiplying the factor below by the total amount that must be surrendered, withdrawn, transferred, or applied to an income plan from the Fixed Sub-Account in order to provide the amount you requested.


                                             N/365
                          [(1+I)/(1+J+.0025)]      - 1


Where
                 I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time we established the Sub-Account;



                 J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period at the time of calculation; and


                 N is the remaining number of days in the Guarantee Period at the time of calculation.


We currently base the Index Rate for a calendar week on the reported rate for the preceding calendar week. We reserve the right to set it less frequently than weekly but in no event less often than monthly. If there is no Index Rate for the maturity needed to calculate I or J, straight-line interpolation between the Index Rate for the next highest and next lowest maturities will be used to determine that Index Rate. If the maturity is one year or less, we will use the Index Rate for a one-year maturity.



         In the states of Maryland and Washington, state insurance law requires that the Market Value Adjustment be computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an income plan, by the greater of the factor above and the following factor: [(1.03)/(1+K)]((G-N)/365))
- 1, where N is as defined above, K equals the Guarantee Interest Rate for the Guarantee Period, and G equals the initial number of days in the Guarantee Period.



         Examples of how the Market Value Adjustment works are shown in Appendix A.



         TRANSFERS. Prior to the Income Date and while the Annuitant is living, you may transfer Account Value from and among the Variable and Fixed Sub-Accounts at any time. However, in certain states, you may not transfer Account Value until after the end of the Free Look Period. See "What are my Investment Options?," page __. The minimum amount of Account Value that may be transferred from a Variable Sub-Account or a Fixed Sub-Account is $250, or, if less, the entire remaining Account Value held in that Sub-Account. You must give us Satisfactory Notice of the Variable Sub-Accounts and/or Fixed Sub-Accounts from which and to which transfers are to be made. Otherwise, we will not transfer your Account Value. A transfer from a Fixed Sub-Account ordinarily will be subject to a Market Value Adjustment. There is currently no limit on the number of transfers from and among the Variable or Fixed Sub-Accounts.



         A transfer ordinarily will take effect on the Business Day Satisfactory Notice is received at our Customer Service Center. Requests received on other than a Business Day will be deemed received on the next following Business Day. We may, however, defer transfers to, from, and among the Variable Sub-Accounts under the same conditions that we may delay paying proceeds.



         We reserve the right to impose a transfer charge of up to $25 on each transfer in a Contract Year in excess of twelve, and to limit, upon notice, the maximum number of transfers you may make per calendar month or per Contract Year. For purposes of assessing any transfer charge, each transfer request will be considered one transfer, regardless of the number of Variable or Fixed Sub-Accounts affected by the transfer.



         After the Income Date, you must have our prior consent to transfer value from the Fixed Account to the Variable Account or from the Variable Account to the Fixed Account. A Market Value Adjustment ordinarily will apply to transfers from the Fixed Account. We reserve the right to limit the number of transfers among the Variable Sub-Accounts to one transfer per Contract Year after the Income Date.



         TELEPHONE TRANSACTIONS. You may request transfers or withdrawals by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe to be genuine. To request transfers or withdrawals by telephone, you must elect the option on our authorization form. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures properly. Such procedures include the following: (a) upon telephoning a request, you or your authorized representative will be asked to provide certain identifying information, (b) all such conversations will be tape recorded, and
(c) all such telephone transactions will be followed by a confirmation statement of the transaction.



         Our telephone transaction authorization form may also allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, such power will be treated as a durable power of attorney, and shall not be affected by subsequent incapacity, disability, or incompetency of the Owner. We may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act executed in good faith reliance upon your power of attorney.

         POWER OF ATTORNEY. As a general rule and as a convenience to you, we allow the use of powers of attorney whereby you can give a third party the right to make transfers on your behalf. However, when the same third party possesses powers of attorney executed by many Owners, the result can be simultaneous transfers involving large amounts of Account Value. Such transfers can disrupt the orderly management of the Funds, can result in higher costs to Owners, and are ordinarily not compatible with the long-range goals of purchasers of the Contracts. We believe that such simultaneous transfers made by such third parties are not in the best interest of all shareholders of the Funds, and this position is shared by the managements of the Funds.



         Therefore, to the extent necessary to reduce the adverse effects of simultaneous transfers made by third parties holding multiple powers of attorney, we may not honor such powers of attorney and have instituted or will institute procedures to assure that the transfer requests that we receive have, in fact, been made by the Owners in whose names they are submitted. However, these procedures will not prevent Owners from making their own transfer requests.



         DOLLAR-COST AVERAGING PROGRAM. Our optional dollar-cost averaging program permits you to systematically transfer on a monthly basis, or as frequently as we allow, a set dollar amount from the Money Market Sub-Account to any combination of Variable Sub-Accounts. We also allow dollar-cost averaging from specially designated Fixed Sub-Accounts ("DCA Fixed Sub-Accounts"). These DCA Fixed Sub-Accounts may have different Guarantee Periods and different Guaranteed Interest Rates than the Fixed Sub-Accounts. Please consult your registered representative about the DCA Fixed Sub-Accounts.



         The dollar-cost averaging method of investment is designed to reduce the risk of making purchases only when the price of Accumulation Units is high. However, you should carefully consider your financial ability to continue the program over a long enough period of time to purchase units when their value is low as well as when high. Dollar-cost averaging does not assure a profit or protect against a loss. Due to the effect of interest that continues to be earned on the balance in the Money Market Fund or a DCA Fixed Sub-Account, the amounts that are actually transferred will vary slightly from month to month. An example of how our dollar-cost averaging program works is shown in Appendix B.



         You may elect to participate in the dollar-cost averaging program at any time before the Income Date by sending us Satisfactory Notice. The minimum transfer amount is $250 from the Money Market Sub-Account or from a DCA Fixed Sub-Account. All dollar-cost averaging transfers will be made on the day of each month that corresponds to your Contract Date unless that date is not a Business Day. Otherwise, the transfer will be made on the next following Business Day. If you want to dollar-cost average from more than one DCA Fixed Sub-Account at the same time, certain restrictions may apply.

         Once elected, dollar-cost averaging remains in effect from the date we receive your request until the Income Date, until the Contract is surrendered, until the value of the Sub-Account from which transfers are being made is depleted, or until you cancel the program by written request. If you request to cancel dollar-cost averaging from a DCA Fixed Sub-Account before the end of the selected period, we reserve the right to treat this request as a transfer request, and a Market Value Adjustment ordinarily will be assessed on the amount canceled. You can request changes by writing us at our Customer Service Center. There is no additional charge for dollar-cost averaging. A transfer under this program is not considered a transfer for purposes of assessing a transfer charge. We reserve the right to discontinue offering this program at any time and for any reason. Dollar-cost averaging is not available while you are participating in the systematic withdrawal program.



         ASSET ALLOCATION PROGRAM. You may select from six asset allocation model portfolios, or you may use these models as a guide to help you develop your own asset allocation model. The models are as follows:



         Model                             Investment and Risk Profile
         -----                             ---------------------------
           I                               Stable Capital
           II                              Stable Income
           III                             Moderate Income
           IV                              Moderate Growth
           V                               Capital Growth
           VI                              Aggressive Growth



If you elect to participate in the asset allocation program, all initial and additional purchase payments will automatically be allocated among the Variable Sub-Accounts indicated by the model you select. The models do not include allocations to the Fixed Account. Although you may only use one model at a time, you may elect to change your selection as your tolerance for risk, and/or your needs and objectives change. Bear in mind, the use of an asset allocation model does not guarantee investment results. You may use a questionnaire that is offered to determine the model that best meets your risk tolerance and time horizons.



         Because each Variable Sub-Account performs differently over time, your portfolio mix may vary from its initial allocations. We will automatically rebalance your Fund mix quarterly to bring your portfolio back to its original allocation percentages.



         From time to time the models are reviewed. It may be found that allocation percentages among the Variable Sub-Accounts or even some of the Variable Sub-Accounts within a particular model need to be changed. You will be sent notice at least 30 days before any such change is made, and you will be given an opportunity NOT to make the change.

         If you participate in the asset allocation program, the transfers made under the program are not taken into account in determining any transfer charge. There is no additional charge for this program. We reserve the right to discontinue offering this program at any time and for any reason.



         AUTOMATIC PORTFOLIO REBALANCING PROGRAM. Once your money has been allocated among the Variable Sub-Accounts, the investment performance of each Variable Sub-Account may cause your allocation to shift. Prior to the Income Date, you may instruct us to automatically rebalance (on a calendar quarter, semi-annual, or annual basis) Variable Account Value to return to your original allocation percentages. Your request will be effective on the Business Day on which we receive your request at our Customer Service Center. Requests received on other than a Business Day will be deemed received on the next following Business Day. Your allocation percentages must be in whole percentages. You may start and stop automatic portfolio rebalancing at any time and make changes to your allocation percentages by written request. There is no additional charge for using this program. A transfer under this program is not considered a transfer for purposes of assessing any transfer charge. We reserve the right to discontinue offering this program at any time and for any reason. Any money allocated to the Fixed Account will not be included in the rebalancing.



         ACCOUNT VALUE. The Account Value is the entire amount we hold under your Contract for you. The Account Value serves as a starting point for calculating certain values under your Contract. It equals the sum of your Variable Account Value and your Fixed Account Value. We determine your Account Value first on the Contract Date and thereafter on each Business Day. The Account Value will vary to reflect: (i) the performance of the Variable Sub-Accounts you have selected, (ii) interest credited on amounts allocated to the Fixed Account, and (iii) charges, transfers, withdrawals, and surrenders. Account Value may be more or less than purchase payments paid.



         SURRENDER VALUE. The Surrender Value on a Business Day before the Income Date, is the Account Value, adjusted for any applicable Market Value Adjustment that may be positive or negative, less any applicable annual administration charge, and less any applicable Purchase Payment Tax Charge.



         VARIABLE ACCOUNT VALUE. On any Business Day, the Variable Account Value equals the sum of the values in each Variable Sub-Account. The value in each Variable Sub-Account equals the number of Accumulation Units attributable to that Variable Sub-Account multiplied by the Accumulation Unit value for that Variable Sub-Account on that Business Day. When you allocate a purchase payment or transfer Account Value to a Variable Sub-Account, we credit your Contract with Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units by dividing the dollar amount allocated or transferred to the Variable Sub-Account by the Sub-Account's Accumulation Unit value for that Business Day. Similarly, when you transfer, withdraw, or surrender an amount from a Variable Sub-Account, we cancel

Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units canceled by dividing the dollar amount you transferred, withdrew, or surrendered by the Variable Sub-Account's Accumulation Unit value for that Business Day.



         ACCUMULATION UNIT VALUE. An Accumulation Unit value varies to reflect the investment experience of the underlying Fund, and may increase or decrease from one Business Day to the next. We arbitrarily set the Accumulation Unit value for each Variable Sub-Account at $10 when we established the Sub-Account. For each Valuation Period after the date of establishment, the Accumulation Unit value is determined by multiplying the Accumulation Unit value for a Sub-Account for the prior Valuation Period by the net investment factor for the Variable Sub-Account for the Valuation Period.



         NET INVESTMENT FACTOR. The net investment factor is an index used to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. The net investment factor for any Valuation Period is determined by dividing (a) by (b) where:



         (a) is the net result of:



                 (i) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period, plus



                 (ii) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, and plus or minus


                 (iii) a per share charge or credit for any taxes reserved for, which is determined by us to have resulted from the operations of the Variable Sub-Account; and


         (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.


         The net investment factor may be more or less than, or equal to, one.


         FIXED ACCOUNT VALUE. The Fixed Account Value is the sum of the value of each Fixed Sub-Account (including a DCA Fixed Sub-Account) on any particular day. The value in each Fixed Sub-Account is equal to: (1) the portion of the purchase payment(s) allocated or amount transferred to the Sub-Account; plus
(2) interest at the Guaranteed Interest Rate; minus (3) any transfers from the Sub-Account; minus (4) any withdrawals (including any associated surrender charges) from the Sub-Account; and minus (5) any charges allocated to the Sub-Account. We also adjust the Fixed Sub-Account Value for any Market Value Adjustment, the value of which could be positive or negative.

5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?



         We deduct the charges described below. The charges are for the services and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include: the ability of Owners to make withdrawals and surrenders under the Contracts; the death benefit paid on the death of the Owner; the available investment options, including dollar-cost averaging, asset allocation, automatic portfolio rebalancing, and systematic partial withdrawal programs; administration of the income plan options available under the Contracts; and the distribution of various reports to Owners. Costs and expenses we incur include those associated with various overhead and other expenses related to providing the services and benefits provided by the Contracts, sales and marketing expenses, and other costs of doing business. Risks we assume include the risks that Annuitants may live longer than estimated when the annuity factors under the Contracts were established, that the amount of the death benefit will be greater than Account Value, and that the costs of providing the services and benefits under the Contracts will exceed the charges deducted. We may also deduct a charge for taxes. See "Fee Table," page ___.



         We may realize a profit or loss on one or more of the charges. We may use any such profits for any corporate purpose, including, among other things, payment of sales expenses.


         Unless otherwise specified, charges are deducted proportionately from all Variable Sub-Accounts and Fixed Sub-Accounts in which you are invested.


         Charges under the Contracts may be reduced or eliminated when sales result in savings, reduction of expenses and/or risks to the Company. Generally, we will make such reductions based on the following factors:



         (i) the size of the group;



         (ii) the total amount of purchase payments to be received from the group;



         (iii) the purposes for which the Contracts are purchased;



         (iv) the nature of the group for which the Contracts are purchased; and



         (v) any other circumstances that could reduce Contract costs and expenses.



         We may also sell the Contracts with lower or no charges to a person who is an officer, director or employee of Sage Life or of certain affiliates of ours. Reductions in Contract charges will not be unfairly discriminatory against any person.

SURRENDER CHARGE


         None!  There are no surrender charges under the Contracts.

ANNUAL ADMINISTRATION CHARGE


         We will deduct an annual administration charge of $40 during the first seven Contract Years (i) on each Contract Anniversary, and (ii) on the day of any surrender if the surrender is not on the Contract Anniversary. We will waive this fee on and after the eighth Contract Anniversary, or if the Account Value is at least $50,000 when the annual administration charge would have otherwise been deducted.


TRANSFER CHARGE


         We currently do not deduct this charge. However, we reserve the right to deduct a transfer charge of up to $25 for the 13th and each subsequent transfer during a Contract Year. For the purpose of assessing the transfer charge, each written or telephone request is considered to be one transfer, regardless of the number of Sub-Accounts affected by the transfer. In the event that the transfer charge becomes applicable, it will be deducted proportionately from the Sub-Accounts from which the transfer is made. Transfers made in connection with the dollar-cost averaging, asset allocation, and automatic portfolio rebalancing programs will not count as transfers for purposes of assessing this charge.


ASSET-BASED CHARGES


         We deduct Asset-Based Charges for mortality and expense risks and administrative costs assumed by us. Prior to the Income Date, Asset-Based Charges are deducted monthly and calculated as a percentage of the Variable Account Value on the date of deduction. On the Contract Date and monthly thereafter, the Asset-Based Charges are deducted proportionately from the Variable Sub-Accounts in which you are invested. After the Income Date, however, these charges are called Variable Sub-Account Charges and are deducted daily from the assets of such Variable Sub-Accounts. The maximum charges are:

                              Combined Asset-Based Charges
                              ----------------------------

                      Annual Charge    Monthly Charge     Daily Charge
                      -------------    --------------     ------------
Contract Years 1-7       1.40%           .116667%          .0038626%
Contract Years 8+        1.25%           .104167%          .0034462%


We reserve the right to deduct Asset-Based Charges on the effective date of any transfer from the Fixed Account, or allocation of purchase payment to the Variable Account, based on the amount transferred or allocated and based on the number of days remaining until the next date of deduction. These charges do not apply to any Fixed Account Value.


FUND EXPENSES


        Because the Variable Account purchases shares of the various Funds chosen by you, the net assets of the Variable Account will reflect the investment management fees and other operating expenses incurred by those Funds. A table of each Fund's management fees and other expenses can be found in the front of this Prospectus in the Fee Table. For a description of each Fund's expenses, management fees, and other expenses, see the Trusts' prospectuses.



6.     HOW WILL MY CONTRACT BE TAXED?



        THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. COUNSEL OR OTHER COMPETENT TAX ADVISERS SHOULD BE CONSULTED FOR MORE COMPLETE INFORMATION.


INTRODUCTION


        The following summary provides a general description of the federal income tax considerations associated with the Contract and does not purport to be complete or to cover all tax situations. This discussion is based upon our understanding of the present federal income tax laws. No representation is made as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the Internal Revenue Service (the "IRS").



        The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. A Qualified Contract is designed for use by individuals whose purchase payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 408 or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or income payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a Qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a Qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Owners, participants, and Beneficiaries are responsible for determining whether contributions, distributions, and other transactions with respect to the Contract comply with applicable law. Therefore, purchasers of a Qualified Contract should seek competent legal and tax advice regarding the suitability of a Contract for their situation. The following discussion assumes that the Qualified Contract is purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.



TAX STATUS OF THE CONTRACT



        DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of the Variable Account be "adequately diversified" in order for the Contract to be treated as an annuity contract for federal income tax purposes. It is intended that the Variable Account, through the Funds, will satisfy these diversification requirements.



        In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the variable account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area, and some features of the Contract, such as the flexibility of an Owner to allocate purchase payments and transfer Account Values, have not been explicitly addressed in published rulings. While we believe that the Contract does not give an Owner investment control over Variable Account assets, we reserve the right to modify the Contract as necessary to prevent an Owner from being treated as the owner of the Variable Account assets supporting the Contract.


        REQUIRED DISTRIBUTIONS. To be treated as an annuity contract for federal income tax purposes, the Code requires a Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.


        Other rules may apply to a Qualified Contract.



        The following discussion assumes that the Contract will qualify as an annuity contract for federal income tax purposes.

TAX TREATMENT OF ANNUITIES


        IN GENERAL. We believe that if you are a natural person you will not be taxed on increases in the value of a Contract until a distribution occurs or until income payments begin. (An agreement to assign or pledge any portion of the Account Value, and, in the case of a Qualified Contract, any portion of an interest in the qualified plan, ordinarily will be treated as a distribution.)



TAXATION OF A NON-QUALIFIED CONTRACT



        NON-NATURAL PERSON. The Owner of any annuity contract who is not a natural person ordinarily must include in income any increase in the excess of the Account Value over the "investment in the contract" (ordinarily, the purchase payments or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person may wish to discuss these with a tax adviser.

        The following discussion generally applies to Contracts owned by natural persons.



        WITHDRAWALS. When a withdrawal (including Systematic Withdrawals) from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Account Value immediately before the distribution over the Owner's investment in the Contract at that time. It is possible that a positive Market Value Adjustment at the time of a withdrawal may be treated as part of the Account Value immediately before the distribution. You may want to consult a tax adviser on the tax consequences of market value adjustments.



        SURRENDERS. In the case of a surrender under a Non-Qualified Contract, the amount received ordinarily will be taxable only to the extent it exceeds the Owner's investment in the Contract.



        PENALTY TAX ON SURRENDER AND CERTAIN WITHDRAWALS. In the case of a distribution from a Non-Qualified Contract, a federal tax penalty equal to 10% of the amount treated as income ordinarily will be imposed. In general, however, there is no penalty on distributions:


                -       made on or after the taxpayer reaches age 59 1/2;
                -       made on or after the death of an Owner;
                -       attributable to the taxpayer's becoming disabled; or
                - made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

        Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted regarding exceptions from the penalty tax.

        INCOME PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each income payment is ordinarily not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is ordinarily determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.



        TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Ordinarily, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under an income payment option, they are taxed in the same way as income payments.



        TRANSFERS, ASSIGNMENTS OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an Annuitant, the designation of a payee other than yourself, the selection of certain Income Dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer or assignment should consult a tax adviser as to the tax consequences.



        WITHHOLDING. Annuity distributions are ordinarily subject to withholding for the recipient's federal income tax liability. Recipients can ordinarily elect, however, not to have tax withheld from distributions.


        MULTIPLE CONTRACTS. All annuity contracts that we or our affiliates issue to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner's income when a taxable distribution occurs.


TAXATION OF A QUALIFIED CONTRACT



        The Contract is designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits; distributions prior to age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Contract Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless we consent. For IRAs under Section 408 of the Code (described below), distributions generally must commence no later than April 1 of the calendar year following the calendar year in which the Owner reaches age 70 1/2. Roth IRAs under Section 408A of the Code do not require distributions at any time prior to the Owner's death.



        WITHDRAWALS. When a withdrawal from a Qualified Contract occurs, a pro-rata portion of the amount received is taxable, ordinarily based on the ratio of the Owner's investment in the contract (ordinarily, any non-deductible purchase payments or other consideration paid for the Contract) to the Owner's total accrued benefit balance under the retirement plan. For a Qualified Contract, the investment in the contract can be zero. Special tax rules apply to withdrawals from Roth IRAs (see below). Distributions from Qualified Contracts generally are subject to withholding for the Owner's federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.


        Brief descriptions follow of the various types of qualified retirement plans in connection with a Contract. We will endorse the Contract as necessary to conform it to the requirements of such plan.


        INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible, and on the time when distributions may commence. IRA contributions may be deductible in whole or in part depending on the Owner's income and whether the Owner is a participant in a qualified plan. Earnings in the IRA are not taxed until distributed. Also, distributions from certain other types of qualified retirement plans may be rolled over on a tax-deferred basis into an IRA. Distributions prior to age 59 1/2 (unless certain exceptions apply) are subject to a 10% federal penalty tax.



        SIMPLE IRAs. Certain small employers may establish SIMPLE plans as provided by Section 408(p) of the Code, under which employees may elect to defer to a SIMPLE IRA a percentage of compensation up to $6,000 (as increased for cost of living adjustments). The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs are subject to the same restrictions that apply to IRA distributions and are taxed as ordinary income. Subject to certain exceptions, premature distributions prior to age 59 1/2 are subject to a 10% federal penalty tax, which is increased to 25% if the distribution occurs within the first two years after the commencement of the employee's participation in the plan.



        ROTH IRAs. Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of an IRA to a Roth IRA may be subject to tax and other special rules may apply. You should consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA ordinarily are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% federal penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to the Roth IRA. A 10% federal penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.


OTHER TAX CONSEQUENCES


        As noted above, the foregoing comments about the federal tax consequences under the Contract are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this Prospectus. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each Owner or recipient of the distribution. A competent tax adviser should be consulted for further information.



        Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective prior to the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the Contract.


7.      HOW DO I ACCESS MY MONEY?


        You can partially withdraw from or surrender your Contract. When you surrender your Contract, you can take the proceeds in a single sum, or you can request that we pay the proceeds under one of our income plans. See "What are my Income Payment Options?," page __.


WITHDRAWALS


        You may withdraw all or part of your Surrender Value at any time before the Income Date. (If you have elected the "payments for a specified period certain" income plan option, you may request a full withdrawal after the Income Date; otherwise, no withdrawals are permitted after the Income Date). You may make your withdrawal request in writing or by telephone. See "Requesting Payments," page __. Any withdrawal must be at least $250. We will pay you the withdrawal amount in one sum. Under certain circumstances, we may delay this payment. See "Requesting Payments," page __ .

        When you request a withdrawal, you can direct how the withdrawal will be deducted from your Account Value. If you provide no directions, we will deduct the withdrawal from your Account Value in the Sub-Accounts on a pro-rata basis.



        A PARTIAL WITHDRAWAL WILL REDUCE YOUR DEATH BENEFIT AND MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT. (SEE "WHAT ARE THE EXPENSES UNDER A CONTRACT?" AND "DOES THE CONTRACT HAVE A DEATH BENEFIT?")



        Please note that if your requested withdrawal would reduce your Account Value below $2,000, we reserve the right to treat the request as a withdrawal of only the excess over $2,000.



SYSTEMATIC PARTIAL WITHDRAWAL PROGRAM


        The systematic partial withdrawal program provides automatic monthly, quarterly, semi-annual, or annual payments to you from the amounts you have accumulated in the Variable Sub-Accounts and/or the Fixed Sub-Accounts. You select the day withdrawals will be taken, but this day can be no later than the 28th day of the month. If a day is not selected, the day of each month that corresponds to your Contract Date will be used. If that date is not a Business Day, we will use the next following Business Day. The minimum payment is $100. You can elect to withdraw either earnings in a prior period (for example, prior month for monthly withdrawals or prior quarter for quarterly withdrawals) or a specified dollar amount.



        - If you elect earnings, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.



        - If you elect a specified dollar amount, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you specify otherwise. Any amount in excess of interest earned on a Fixed Sub-Account in the prior period ordinarily will be subject to a Market Value Adjustment (see "Market Value Adjustment," page ___).



        You may elect to participate in the systematic partial withdrawal program at any time before the Income Date by providing Satisfactory Notice. Once we have received your request, the program will begin and will remain in effect until your Account Value drops to zero. You may cancel or make changes in the program at any time by providing us with Satisfactory Notice. We do not deduct any other charges for this program. We reserve the right to discontinue offering the systematic partial withdrawal program at any time and for any reason. Systematic partial withdrawals are not available while you are participating in the dollar-cost averaging program.

IRA PARTIAL WITHDRAWAL PROGRAM



        If your Contract is an IRA Contract and you will attain age 70 1/2 in the current calendar year, distributions may be made to satisfy requirements imposed by federal tax law. An IRA partial withdrawal provides payout of amounts required to be distributed by the IRS rules governing mandatory distributions under qualified plans. A notice before distributions must commence will be sent, and you may elect this program at that time, or at a later date.



        The IRA Partial Withdrawal program may not be elected while you are participating in the systematic partial withdrawal program. IRA partial withdrawals may be taken on a monthly, quarterly, semi-annual, or annual basis. A minimum withdrawal of $100 is required. You select the day withdrawals will be taken, but this day can be no later than the 28th day of the month. If a day is not elected, the day of each month that corresponds to your Contract date will be used.


REQUESTING PAYMENTS

        You must provide us with Satisfactory Notice of your request for payment. We will ordinarily pay any death benefit, withdrawal, or surrender proceeds within seven days after receipt at our Customer Service Center of all the requirements for such a payment. The amount will be determined as of the date our Customer Service Center receives all such requirements.


        We may delay making a payment, applying Account Value to an income plan, or processing a transfer request if: (1) the disposal or valuation of the Variable Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists; or (2) the SEC, by order, permits postponement of payment to protect our Contract Owners. We also may defer making payments attributable to a check that has not cleared (which may take up to 15 days), and we may defer payment of proceeds from the Fixed Account for a withdrawal, surrender, or transfer request for up to six months from the date we receive the request. If payment is deferred 30 days or more, the amount deferred will earn interest at a rate not less than the minimum required in the jurisdiction in which the Contract is delivered.


8.       HOW IS CONTRACT PERFORMANCE PRESENTED?


        We may advertise or include in sales literature yields, effective yields, and total returns for the Variable Sub-Accounts. Effective yields and total returns for the Variable Sub-Accounts are based on the investment performance of the corresponding Funds. THESE FIGURES ARE BASED ON HISTORICAL PERFORMANCE AND DO NOT INDICATE OR PROJECT FUTURE RESULTS. We may also advertise or include in sales literature a Variable Sub-Account's performance compared to certain performance rankings and indexes compiled by independent organizations, and we may present performance rankings and indexes without such a comparison.

        The yield of the Money Market Sub-Account refers to the annualized income generated by an investment in the Sub-Account over a specified seven-day period. The yield is calculated by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Money Market Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

        The yield of a Variable Sub-Account (except the Money Market Sub-Account) refers to the annualized income generated by an investment in the Variable Sub-Account over a specified 30-day or one-month period. The yield is calculated by assuming that the income generated by the investment during that 30-day or one-month period is generated each period over a 12-month period.


        The total return of a Variable Sub-Account refers to return quotations assuming an investment under a Contract has been held in the Variable Sub-Account for the stated times. Average annual total return of a Variable Sub-Account tells you the return you would have experienced if you allocated a $1,000 purchase payment to a Variable Sub-Account for the specified period. Standardized average annual total return reflects all historical investment results for the Variable Sub-Account, less all charges and deductions applied against the Variable Sub-Account, but excluding any deductions for purchase payment taxes. Standardized total return may be quoted for various periods including 1 year, 5 years, and 10 years, or from inception of the Variable Sub-Account if any of those periods are not available. In addition, we may from time to time disclose average annual total return for non-standard periods and cumulative total return for a Variable Sub-Account.



        We may, from time to time, also disclose yield, standard total returns, and non-standard total returns for the Funds. We may also disclose yield, standard total returns, and non-standard total returns of funds or other accounts managed by the Adviser or Subadviser with investment objectives similar to those of the Funds, and Variable Sub-Account performance based on that performance data. Non-standard performance will be accompanied by standard performance.



        In advertising and sales literature, the performance of each Variable Sub-Account may be compared to the performance of other variable annuity issuers in general or to the performance of particular types of variable annuities investing in mutual funds, or investment series of mutual funds with investment objectives similar to each of the Variable Sub-Accounts. Advertising and sales literature may also compare the performance of a Variable Sub-Account to the S&P 500 Composite Stock Price Index, a widely used measure of stock performance. This unmanaged index assumes the reinvestment of dividends but does not reflect any deduction for the expense of operating or managing an investment portfolio. Other independent ranking services and indexes may also be used as a source of performance comparison. We may also report other information, including the effect of tax-deferred compounding on a Variable Sub-Account's investment returns, or returns in general, which may be illustrated by tables, graphs, or charts.


9.      DOES THE CONTRACT HAVE A DEATH BENEFIT?


        Your Contract provides a death benefit for your Beneficiary.


        If any Owner dies before the Income Date, we will pay the Beneficiary the greatest of:


        (i) the Account Value determined as of the Business Day we receive proof of death (if proof of death is received on other than a Business Day, the proof will be deemed received on the next following Business Day);



        (ii) 100% of the sum of all purchase payments made under the Contract, reduced by the amount of any prior withdrawal (including any associated Market Value Adjustment incurred); or


        (iii)   the highest anniversary value (the "Highest Anniversary
                Value").


        The Highest Anniversary Value is equal to the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary is equal to (1) the Account Value on that Contract Anniversary, (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary, and (3) reduced proportionately by any withdrawals (including any associated Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decreases the Account Value and we reduce the sum of (1) and (2) by that percentage.)



        If there are multiple Owners, the age of the oldest Owner will be used to determine the applicable death benefit. If there is no Owner who is a natural person (that is, an individual), we will treat the Annuitant as Owner for the purpose of determining when the Owner dies and the Annuitant's age will determine the death benefit payable to the Beneficiary.



        OWNER'S DEATH BEFORE THE INCOME DATE. If an Owner dies before the Income Date, the Beneficiary has up to five years from the Owner's date of death to request that the death benefit be paid in one lump sum. If the lump sum is elected and paid, the Contract will terminate, and we will have no further obligations under the Contract. Alternatively, the Beneficiary may provide us with Satisfactory Notice and request that the Contract continue, in which case we will continue the Contract subject to the following conditions:

                 1. If there are joint Owners, the surviving Owner becomes the new Owner. Otherwise, the Beneficiary becomes the new Owner.



                 2. Unless otherwise specified, any excess of the death benefit over the Account Value will be allocated to and among the Variable and Fixed Accounts in proportion to their values as of the date on which the death benefit is determined. We will establish a new Fixed Sub-Account for any allocation to the Fixed Account based on the Guarantee Period the new Owner then elects.



                 3. No additional purchase payments may be applied to the Contract.



         However, certain distribution rules will apply to the continued Contract. If the new Owner is not the deceased Owner's spouse, we must distribute the entire interest in the Contract either: (i) over the life of the new Owner, but not extending beyond the life expectancy of the new Owner, with distributions beginning within one year of the prior Owner's death; or
(ii) within five years of the deceased Owner's death. These distributions, if from the Fixed Account, are subject to our Market Value Adjustment rules.



         Alternatively, if the new Owner is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary. If no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary. Upon the death of the surviving spouse, the death benefit will equal the Account Value as of the Business Day we receive proof of the spouse's death. We will distribute the entire interest in this contract to the new Beneficiary in accordance with the provisions that apply in the case when the new Owner is not the surviving spouse.



         If there is more than one Beneficiary, the distribution provisions will independently apply to each Beneficiary.



         If no Owner of the Contract is an individual, the death of any Annuitant under the Contract will be treated as the death of an Owner.



         In all events, death benefit distributions will be made in accordance with section 72(s) of the Code, or any applicable successor provision.



         OWNER'S DEATH AFTER THE INCOME DATE. If any Owner dies on or after the Income Date, but before the time the entire interest in the Contract has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.



         If income payments have been selected based on an income plan providing for payments for a guaranteed period and the Annuitant dies on or after the Income Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant or the Beneficiary.


         PROOF OF DEATH. Proof of death must be received at our Customer Service Center before we will pay any death benefit. We will accept one of the following items:

             1.  An original certified copy of an official death certificate; or

             2. An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

             3.  Any other proof satisfactory to us.


10.      WHAT OTHER INFORMATION SHOULD I KNOW?



SEPARATE ACCOUNTS



         THE SAGE VARIABLE ANNUITY ACCOUNT A. We established the Variable Account as a separate investment account under Delaware law on December 3, 1997. The Variable Account may invest in mutual funds, unit investment trusts, and other investment portfolios. We own the assets in the Variable Account and are obligated to pay all benefits under the Contracts. The Variable Account is used to support the Contracts as well as for other purposes permitted by law. The Variable Account is registered with the SEC as a unit investment trust under the 1940 Act and qualifies as a "separate account" within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or Sage Life.



         The Variable Account is divided into Variable Sub-Accounts, each of which currently invests in shares of a specific Fund of AIM Variable Insurance Funds, Inc., The Alger American Fund, Liberty Variable Investment Trust, SteinRoe Variable Investment Trust, MFS(R) Variable Investment Trust(TM), Morgan Stanley Universal Funds, Inc., Oppenheimer Variable Account Funds, Sage Life Investment Trust, and T. Rowe Price Equity Series, Inc. Variable Sub-Accounts buy and redeem Fund shares at net asset value without any sales charge. Any dividend from net investment income and distribution from realized gains from security transactions of a Fund are reinvested at net asset value in shares of the same Fund. Income, gains and losses, realized or unrealized, of the Variable Account are credited to or charged against the Variable Account without regard to any other income, gains or losses of Sage Life. Assets equal to the reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business or account of Sage Life. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our General Account.



         THE SAGE FIXED INTEREST ACCOUNT A. The Fixed Account is a separate investment account under state insurance law. It is maintained separate from our General Account and separate from any other separate account that we may have. We own the assets in the Fixed Account. Assets equal to the reserves and other liabilities of the Fixed Account will not be charged with liabilities that arise from any other business that we conduct. Thus, the Fixed Account represents pools of assets that provide an additional measure of assurance that Owners will receive full payment of benefits under the Contracts. We may transfer to our General Account assets that exceed the reserves and other liabilities of the Fixed Account. Notwithstanding the foregoing, our obligations under (and values and benefits under) the Fixed Account do not vary as a function of the investment performance of the Fixed Account. Owners and Beneficiaries with rights under the Contracts do not participate in the investment gains or losses of the assets of the Fixed Account. Such gains or losses accrue solely to us. We retain the risk that the value of the assets in the Fixed Account may fall below the reserves and other liabilities that we must maintain in connection with our obligations under the Fixed Account. In such an event, we will transfer assets from our General Account to the Fixed Account to make up the difference. The Fixed Account is not required to be registered as an investment company under the 1940 Act.


         VOTING OF FUND SHARES. We are the legal owner of shares held by the Variable Sub-Accounts and as such, have the right to vote on all matters submitted to shareholders of the Funds. However, as required by law, we will vote shares held in the Variable Sub-Accounts at regular and special meetings of shareholders of the Funds in accordance with instructions received from Owners with Account Value in the Variable Sub-Accounts. To obtain voting instructions from Owners, before a meeting of shareholders of the Funds, we will send Owners voting instruction materials, a voting instruction form, and any other related material. Shares held by a Variable Sub-Account for which no timely instructions are received will be voted by us in the same proportion as those shares for which voting instructions are received. Should the applicable federal securities laws, regulations, or interpretations thereof change so as to permit us to vote shares of the Funds in our own right, we may elect to do so.

MODIFICATION


         When permitted by applicable law, we may modify the Contracts as follows: (1) deregister the Variable Account under the 1940 Act; (2) operate the Variable Account as a management company under the 1940 Act if it is operating as a unit investment trust; (3) operate the Variable Account as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Variable Account; (5) combine the Variable Account with other separate accounts; and (6) combine a Variable Sub-Account with another Variable Sub-Account. We also reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions of shares of a Fund that are held by the Variable Account or that the Variable Account may purchase; and to establish additional Variable Sub-Accounts or eliminate Variable Sub-Accounts, if marketing, tax, or investment conditions so warrant. Subject to any required regulatory approvals, we reserve the right to transfer assets of a Variable Sub-Account that we determine to be associated with the class of Contracts to which the Contract belongs, to another separate account or to another separate account sub-account.


         If the actions we take result in a material change in the underlying investments of a Variable Sub-Account in which you are invested, we will notify you of the change. You may then make a new choice of Variable Sub-Accounts.

DISTRIBUTION OF THE CONTRACTS


         Sage Distributors, Inc. ("Sage Distributors"), acts as the distributor (principal underwriter) of the Contracts. Sage Distributors is a corporation organized under the laws of the state of Delaware in 1997, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Sage Distributors is a wholly owned subsidiary of Sage Insurance Group, Inc. We compensate Sage Distributors for acting as principal underwriter under a distribution agreement. The Contracts are offered on a continuous basis and we do not anticipate discontinuing their sale. The Contracts may not be available in all states.



         The Contracts are sold by broker-dealers through registered representatives of such broker-dealers who are also appointed and licensed as insurance agents of Sage Life. These broker-dealers receive commissions for selling Contracts calculated as a percentage of purchase payments (up to a maximum of 6%). Broker-dealers who meet certain productivity and profitability standards may be eligible for additional compensation.


EXPERTS


         Ernst & Young LLP, independent auditors, have audited our financial statements for the year ended December 31, 1997, as set forth in their report, which is included in this Prospectus. Our financial statements are included in this Prospectus in reliance on their report, given on their authority as experts in accounting and auditing.


LEGAL PROCEEDINGS


         Sage Life and its subsidiaries, as of the date of this Prospectus, are not involved in any lawsuits. However, Sage Life's direct and indirect parent companies, like other companies, are involved in lawsuits. In some lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, Sage Life believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Variable Account, the Fixed Account, the General Account, or Sage Life.


REPORTS TO CONTRACT OWNERS


         We maintain records and accounts of all transactions involving the Contracts, the Variable Account, and the Fixed Account at our Customer Service Center. Each year, or more often if required by law, you will be sent a report showing information about your Contract for the period covered by the report. You will also be sent an annual and a semi-annual report for each Fund underlying a Variable Sub-Account in which you are invested as required by the 1940 Act. In addition, when you make purchase payments, or if you make transfers or withdrawals, you will receive a confirmation of these transactions.


ASSIGNMENT


         You may assign your Contract at any time prior to the Income Date. No assignment will be binding on us unless we receive Satisfactory Notice. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We are not responsible for the validity of any assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.


CHANGE OF OWNER, BENEFICIARY, OR ANNUITANT


         During your lifetime and while your Contract is in force, you can transfer ownership of your Contract, change the Beneficiary, or change the Annuitant. However, the Annuitant cannot be changed after the Income Date. To make any of these changes, you must send us Satisfactory Notice. If accepted, any change in Owner, Beneficiary, or Annuitant will take effect on the date you signed the notice. Any of these changes will not affect any payment made or action taken by us before our acceptance. A CHANGE IN OWNER MAY BE A TAXABLE EVENT AND MAY ALSO EFFECT THE AMOUNT OF DEATH BENEFIT PAYABLE UNDER YOUR CONTRACT.


MISSTATEMENT AND PROOF OF AGE, SEX, OR SURVIVAL


         We may require proof of age, sex, or survival of any person upon whose age, sex, or survival any payments depend. If the age or sex of the Annuitant has been misstated, or if the age of the Owner has been misstated, the benefits will be those that the Account Value applied would have provided for the correct age and sex. If we have made incorrect income payments, we will pay the amount of any underpayment. The amount of any overpayment will be deducted from future income payments.

INCONTESTABILITY


         Your Contract is incontestable from its Contract Date.


AUTHORITY TO MAKE AGREEMENTS


         All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or registered representative, can change the terms of your Contract or make changes to it without our consent.



PREPARING FOR THE YEAR 2000



         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This potential problem has become known as the "Year 2000 issue." The Year 2000 issue affects virtually all companies and organizations.



         Computer applications that are affected by the Year 2000 issue could impact the Company's business functions in various ways, ranging from a complete inability to perform critical business functions to a loss of productivity in varying degrees. Likewise, the failure of some computer applications could have no impact on critical business functions. The Company used these issues as critical components in the evaluation and selection of in-house systems and of third party administrators.



         Since the Company plans to outsource most of its operating functions, there will only be a limited number of in-house systems utilized. At present, the only in-house system utilized is the accounting system. This system was certified as Year 2000 compliant before it was selected and installed for operation. The Company also intends to purchase a reserve valuation system and a reinsurance system. Year 2000 compliance will be a critical component in the evaluation and selection process for those two systems.



         The Company has various third party administrators (including investment advisors, brokers, transfer agents, and other financial services institutions) for the processing of such tasks as contract administration, fund administration, underwriting and investment administration. The quality of these third party administrators was of paramount importance in the selection process.



         Although the Company has received assurances from all of its third party administrators, it is currently working with them to assess all Year 2000 issues associated with the processing of the Company's applications. This assessment involves the testing of the data being processed by third party administrators and electronically interfaced into the Company's accounting system. As to outside organizations from which the Company will not be relying on electronic interface, the Company will be relying on responses to questionnaires supplied to these service providers as to their status on Year 2000 compliance. Based upon the responses received from these third party administrators, the Company will develop a plan to assure Year 2000 compliance by all third party administrators. The Company anticipates completing all testing well in advance of January 1, 2000. As this testing has and continues to be done in the normal course of system development, the Company has not budgeted any costs associated with the Year 2000 issue. In addition, Year 2000 costs have been deemed immaterial.



         The failure of any of the Company's third party administrators to achieve complete compliance could have a material adverse effect on the Company's ability to conduct its business, including delays in calculating unit values, redeeming shares, delivering account statements and providing other information, communication and servicing to Contract Owners. The Company believes that it has taken the necessary provisions, both through selection and testing, to assure that it will not experience any material adverse effects on the Company's ability to conduct its business. The Company does however realize the importance of this issue and is currently developing a detailed contingency plan for operations in the unlikely event one or more of its third party administrators is unable to fulfill its obligations.


FINANCIAL STATEMENTS


         No financial statements are presented for the Variable Account because it has yet to commence operations.



         The audited financial statements for Sage Life for the year ended December 31, 1997 are included in this Prospectus. These financial statements should be considered only as bearing on the ability of Sage Life to meet its obligations under the Contracts. They should not be considered as bearing on the investment performance of the assets held in the Variable Account.


11.      HOW CAN I MAKE INQUIRIES?


         Inquiries regarding your Contract may be made by writing to us at our Customer Service Center, by calling us at 877-835-7243 (Toll Free), or by contacting one of our authorized registered representatives.



12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.


HISTORY AND BUSINESS

Ownership


         Sage Life Assurance of America, Inc. was incorporated under the laws of the state of Delaware in 1981. The Company is authorized to write general life insurance and fixed and variable annuity contracts in all states except New York, and also is licensed to conduct variable life insurance business in a majority of states.



         The Company's formation was sponsored in 1981 by Fidelity Mutual Life Insurance Company, a Pennsylvania insurer, under the name of Fidelity Standard Life Insurance Company ("Fidelity Life"). Fidelity Life was acquired by Security First Life Insurance Company ("Security First") of Los Angeles, California in December 1984. In January 1997, Fidelity Life was acquired by Sage Insurance Group, Inc. ("Sage Insurance Group") (formerly Finplan Investment Corp.), a Delaware corporation and an indirect subsidiary of Sage Group Limited ("Sage Group"), a South African corporation, which is the Company's ultimate parent. The Company changed to its present name in September 1997. In December 1998, a new company, Sage Life Holdings of America, Inc., was formed by the Sage Insurance Group to act as the new immediate parent of the Company. The transaction is discussed more fully in the section below entitled "Holding Company Structure and Background."



Prior Business Operations



         As a Security First subsidiary, the Company specialized in the marketing of annuities qualifying under Section 403(b) of the Internal Revenue Code. Under an assumption reinsurance agreement, Fidelity Life's annuity business was irrevocably transferred to Security First in January 1997 except for a small number of contracts. During 1998, all of the remaining annuity business of Fidelity Life was assumption reinsured by Security First. Security First is now a subsidiary of The Metropolitan Life Insurance Company.



Holding Company Structure and Background



         As mentioned above, the Company is a wholly owned subsidiary of Sage Life Holdings of America, Inc. ("Sage Life Holdings"), which in turn is a wholly owned subsidiary of Sage Insurance Group, a holding company for affiliated entities connected with the life and annuity insurance business in the United States. The Company is also an indirect wholly owned subsidiary of Sage Group, a corporation quoted on the Johannesburg Stock Exchange. Sage Group is a holding company with a thirty-year history of extensive operating experience in mutual funds, life assurance and investment management. Sage Group has directly and indirectly engaged in insurance marketing activities in the United States since 1977 through its financial interests in Independent Financial Marketing Group Inc., a financial planning and bank insurance marketing company. Sage Group sold its interest in Independent Financial Marketing Group in March 1996 to the Liberty Financial Companies of Boston.



         Sage Group signed a letter of intent with Swiss Re Life and Health America, Inc. ("Swiss Re") on December 1, 1998. Swiss Re's ultimate parent is Swiss Reinsurance Company, Switzerland, one of the world's largest life and health reinsurance groups. The letter of intent contemplates that Swiss Re will enter into reinsurance arrangements with the Company. In addition, it provides for an investment by Swiss Re in a newly formed company, Sage Life

Holdings, that has become the immediate parent of the Company and a wholly-owned subsidiary of Sage Insurance Group. The arrangements contemplated by the letter of intent may be subject to regulatory approval.


SELECTED FINANCIAL DATA


         The historical financial results of the Company for the calendar year 1996 and all prior years are not comparable to the results for the years 1997 and 1998 due to the substantial change in the business operations of the Company. The Company effectively disposed of all in-force business existing as of December 31, 1996 and, therefore, on January 1, 1997, had no insurance liabilities under any policy contracts of the Company other than the small number of contracts that were not 100% assumption reinsured to the Company's former parent company. These insurance liabilities were subsequently reinsured during 1998. Effectively, therefore, since January 1997, the Company became comparable to a new company that had not yet commenced business activities.



         The following selected financial data as of December 31, 1997 and for the year then ended, has been derived from the audited financial statements of the Company. The following selected financial data as of October 31, 1998 and for the ten months then ended, has been derived from the unaudited financial statements of the Company, which have been prepared on the same basis as the Company's audited financial statements and, in the opinion of management, contain all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for this period. The results of operations for the ten months ended October 31, 1998 may not be indicative of results for the full year. The data set forth below should be read in conjunction with the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                                              Selected Financial Data
                                                                   (in thousands)

                                                          Ten months
                                                             ended             Year ended
                                                          October 31,         December 31,
                                                             1998                 1997
                                                             ----                 ----
         Income Statement Data:
         Revenues:
         Net investment income                               $1,075             $  989

         Expenses:
         Amortization expense                                   337                325
         General and administrative expenses                  1,071              1,016
                                                            -------             ------
         Total expenses                                       1,408              1,341

         Loss before taxes                                     (332)             (352)

           Income tax expense                                       -                  -
                                                              -------            -------

           Net loss                                           $  (332)           $  (352)
                                                              =======            =======


           Balance Sheet Data:
           Total Assets                                       $36,317            $36,689

           Stockholder's Equity                               $36,242            $33,202



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Introduction



         The following discussion highlights significant factors influencing the results of operations of the Company. It should be read in conjunction with the Company's financial statements and the related notes included in this Prospectus.



History and Business Overview



         In early 1999, the Company plans to commence marketing of new variable insurance products. The Company was acquired by Sage Insurance Group on December 31, 1996, and since that date has been preparing for the recommencement of insurance underwriting and marketing activities. (Prior to the acquisition of the Company, all new business production and marketing ceased in October 1996.) There has been a total reengineering of the Company's products, systems and administration since the change of ownership. All of the Company's current senior management are experienced in the insurance industry (either in the United States or in South Africa) and most have been recruited since January 1997. The ongoing business strategy of the Company is to focus its activities on the development, underwriting, and marketing of variable insurance products. The Company's obligations under these contracts are (1) variable accounts -- determined by the value of investments held in separate accounts, and (2) fixed accounts -- backed by investments held in separate accounts. Assets of these separate accounts that equal the reserves and other liabilities supporting the contracts to which they relate, may not be used to pay any other obligations or creditors of the Company. The Contracts initially will be distributed through banks. The Company currently anticipates that, over the long-term, its distribution channels will expand to include wirehouses, regional broker-dealers and financial planners.



Results of Operations



        Net losses for the ten months ended October 31, 1998 were $332,442 and were $351,786 for the year ended December 31, 1997. As the Company is not currently underwriting or marketing insurance products, all revenue for 1998 and 1997 is derived from investing activities. Effective investment yields for the Company's General Account were 5.3% for the ten months ended October 31, 1998, and 5.4% for the year ended December 31, 1997. General expenses incurred in financing of the Company's daily activities more than offset investment revenue. As the Company commences business in 1999, management anticipates that revenues will increase primarily by charges and fees associated with products being offered, while expenses will increase by acquisition expenses, the cost of administering this new business and the payment of benefits.



         The Company has capitalized certain costs that have been incurred in the development and registration of the Company's insurance products and have been paid for by Sage Insurance Group. These development costs are being amortized on a straight line basis over fifteen years. Accumulated amortization at October 31, 1998 and December 31, 1997 was $234,474 and $93,637, respectively.



         In April 1998, Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5) was issued. SOP 98-5 requires entities to charge to expense all start-up costs as incurred. SOP 98-5 is effective for years beginning after December 15, 1998 (i.e., January 1, 1999). In addition, SOP 98-5 requires entities upon adoption to write-off as the cumulative effect of a change in accounting principle any previously unamortized capitalized start-up costs. Accordingly, the Company will be required to write-off any unamortized capitalized development costs on January 1, 1999.



Liquidity and Capital Resources



         Since the beginning of 1997, the Company's primary cash needs have been for the development of its insurance products and related infrastructure and to fund the daily operations of the Company. The Company's cash needs have been met through interest income and capital contributions from Sage Insurance Group.



         During 1999, the Company expects its cash needs will continue to increase as its underwriting and marketing activities begin. The Company anticipates that it will be unable to meet all of its liquidity requirements in 1999 without capital contributions from Sage Insurance Group. However, as discussed above, Swiss Re has made an equity investment in a newly formed holding company, Sage Life Holdings, that will provide an additional source of funds to the Company for new business expenses. In addition, although not required to do so, the Company believes that Sage Insurance Group will continue to provide capital to the Company for its non-recurring costs associated with new products and business development during 1999. The Company's future marketing efforts could be hampered in the unlikely event that Swiss Re, Sage Insurance Group and/or their affiliates are unwilling to commit additional funding.

Segment Information



         The Company currently plans to conduct its business as a single segment and anticipates that this segment will eventually include all of the following products:



         -       Combination fixed and variable deferred annuities.
         -       Combination fixed and variable immediate annuities.
         -       Combination fixed and variable life insurance products.



Reinsurance



         The Company intends to enter into a coinsurance reinsurance arrangement with Swiss Re, pursuant to which Swiss Re will reinsure a significant portion of the Company's liabilities under its variable insurance contracts. This arrangement will provide additional capacity for growth of the Company's variable insurance business.



         In addition, the Company intends to reinsure certain mortality risks associated with the guaranteed minimum death benefit and accidental death benefit features of the Contracts. The Company intends to use only highly rated reinsurance companies to reinsure these risks.



         Reinsurance does not relieve the Company from its obligations to Contract Owners. The Company remains primarily liable to its Contract Owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.



Reserves



         In accordance with the insurance laws and regulations under which it operates, the Company is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding contracts. Reserves involving life contingencies are based on mortality tables in general use in the United States and, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet the Company's Contract obligations at their maturities, or the event of the Contract Owner's death. In the financial statements included in this Prospectus, all reserves have been determined in accordance with generally accepted accounting principles. As previously noted, all of Fidelity Life's existing annuity business has been irrevocably transferred to Security First, resulting in no remaining contract obligations at October 31, 1998.



Investments



         The Company's General Account cash and invested assets of $25.6 million and $25.3 million at October 31, 1998 and December 31, 1997, respectively, were invested entirely in investment grade securities and money market funds. It is the stated policy of the Company to refrain from investing in securities having speculative characteristics. The Company's entire portfolio is classified as available-for-sale, and is reported at fair value, with resulting unrealized gains or losses included as a separate component of stockholder's equity.



Dividend Restrictions



         The Company is subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, the Company must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards Contract Owners as of the prior year-end and statutory net income less realized capital gains for such prior year. Dividends may be paid by the Company only out of earned surplus. In addition, the Company must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to shareholders within five business days after declaration and at least ten days prior to payment. At December 31, 1997, the maximum amount of dividends the Company could have paid its parent without prior approval from state regulatory authorities was $2,501,775.



New Accounting Standards



         As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes new rules for the reporting and display of comprehensive income and its components, consisting of net income and other comprehensive income. The accumulated balance of other comprehensive income is required to be reported separately in stockholder's equity. The Company's only component of other comprehensive income is net unrealized gains or losses on available-for-sale securities, which is reported separately in stockholder's equity. The adoption of SFAS 130 had no impact on the Company's net income or stockholder's equity.



         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes standards for the reporting of operating segment information in both annual financial reports and interim financial reports issued to shareholders. Operating segments are components of an entity for which separate financial information is available and is evaluated regularly by the entity's chief operating management. SFAS is effective for fiscal year 1998 and is not anticipated to have a material impact on the Company.


COMPETITION

         The Company is engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies as well as other entities marketing insurance products comparable to those being offered by the Company. There are approximately 1,600 stock, mutual, and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than the Company. The Company is unique in that it is one of the few life insurers that confines its activities to the marketing of separate account variable insurance products.


TRANSACTIONS WITH SAGE INSURANCE GROUP


         In 1997, the Company entered into a Cost Sharing Agreement with Sage Insurance Group to share personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon monitored usage of the equipment, respectively. Pursuant to this agreement, the Company has received $109,923 from Sage Insurance Group for the ten months ended October 31, 1998 and paid expenses of $76,048 for the year ended December 31, 1997. In addition, Sage Insurance Group provides funds to the Company to meet various operating expenses. These amounts are paid back to Sage Insurance Group at the end of each quarter.



         Sage Insurance Group has also incurred expenditures in connection with the costs of establishing new systems, new products, and premises for the Company. The amount of these developmental costs paid for by companies affiliated with Sage Life on October 31, 1998 and December 31, 1997 were $2,749,628 and $1,504,558, respectively. Sage Insurance Group regards these expenditures as being of a developmental nature and does not intend to recover these expenditures from the Company. Accordingly, these expenditures have been capitalized as development costs and reflected as contributed capital in the Company's financial statements.


EMPLOYEES


         Due to the Company's business strategy of outsourcing its primary administrative and investment functions to organizations that specialize in these areas, the number of full time personnel employed by the Company will be limited. As of October 31, 1998, the Company had 14 employees. As of December 31, 1997, the Company had 8 employees.


PROPERTIES


         The Company's executive office is located at 300 Atlantic Street, in Stamford, Connecticut, where the Company's primary records are maintained. Customer records, however, are maintained at the Company's Customer Service Center.



         Sage Insurance Group leases the Company's office space. The Company reimburses Sage Insurance Group for the office space under the Cost Agreement described above.

STATE REGULATION



         The Company is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Department of Insurance (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Statement") is filed with the Insurance Department each year covering the Company's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department means that the Insurance Department may examine the Company and its books and records to determine, among other things, whether contract liabilities and reserves as stated by the Company are correct. A full examination of the Company's operations will be conducted periodically by the Insurance Department under the auspices of the NAIC.


         In addition, the Company is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. The Company is required to file the Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

         The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Statement. It is anticipated that these standards will have no significant effect upon the Company.

         Further, many states regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.


         Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred when other insurance companies have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.



         Although the federal government ordinarily does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. The insurance products of the Company are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.


                        DIRECTORS AND EXECUTIVE OFFICERS


                       Position held with the      Other Principal Positions
Name (Age)             Company/Year Commenced      During Past Five Years
----------             ----------------------      ----------------------
Ronald S. Scowby (1)   Director, 1/97 to present,  Director, Sage Life Assurance
Age 59                 Chairman, 2/98 to present   Company of New York, 5/98 to
                                                   present; Vice Chairman 2/98
                                                   to present, President, 1/97
                                                   to 2/98, Director, 1/97 to
                                                   present, Sage Insurance
                                                   Group Inc.; Director, Sage
                                                   Advisors, Inc., 1/98 to
                                                   present;  President, Chief
                                                   Executive Officer, Sage Life
                                                   Assurance of America Inc.,
                                                   1/97-2/98; Director, Sage
                                                   Distributors, Inc., 1/98 to
                                                   present; Director,
                                                   President, Chief Executive
                                                   Officer, Sage Management
                                                   Services (USA), Inc., 6/96 to
                                                   present; Owner, Sheldon
                                                   Scowby Resources 7/95-6/96;
                                                   Executive Vice President,
                                                   Mutual of America Life
                                                   Insurance Group, 6/91-7/95;
                                                   President, Mutual of America
                                                   Financial Services, 6/91-7/95

Robin I. Marsden (1)   Director, 1/97 to           Director, Sage Life Assurance
Age 33                 present, President and      Company of New York, 5/98 to
                       Chief Executive Officer,    present; Director,
                       2/98 to present             President, Sage Advisors,
                                                   Inc., 1/98 to present;
                                                   Director, Sage Distributors,
                                                   Inc., 1/98 to

S>
                                              present; Director, 1/97 to
                                              present, President and Chief
                                              Executive Officer, 2/98 to present,
                                              Sage Insurance Group, Inc.;
                                              Investments Director, Sage Life
                                              Holdings, Ltd., 11/94 to 1/98;
                                              Executive-Strategic Developments,
                                              Sage Group Ltd., 11/94 to 1/98;
                                              Partner and Management Consultant
                                              Deloitte & Touche 1/89-10/94

H. Louis Shill (2)     Director,              Director, Sage Life Assurance
Age 68                 1/97 to present        Company of New York, 5/98 to
                                              present; Chairman, Sage Life
                                              Assurance of America, Inc. 1/97 to
                                              2/98; Chairman, Sage Insurance
                                              Group, Inc., 1/97 to present;
                                              Founder, Chairman, Sage Group
                                              Limited, 1965 to present

Paul C. Meyer(3)       Director,              Director, Sage Life Assurance
Age 45                 1/97 to present        Company of New York 5/98 to
                                              present; Partner, Rogers & Wells,
                                              1986 to present

Richard D. Starr(4)    Director,              Director, Sage Life Assurance
Age 54                 1/97 to present        Company of New York, 5/98 to
                                              present; President, First
                                              Interstate Securities, 1/95-12/95;
                                              Chairman & Chief Executive Officer,
                                              Financial Institutions Group, Inc.,
                                              10/78 to present

Mitchell R. Katcher(1) Director, 12/97 to     Director, Sage Life Assurance
Age 45                 present, Senior        Company of New York, 5/98 to.
                       Executive Vice         present; Director, Treasurer, Sage
                       President, Chief       Advisors, Inc., 1/98 to present;
                       Financial Officer,     Director, Sage Distributors, Inc.,
                       Chief Actuary          1/98 to present; Treasurer, 7/97 to
                       5/97 to present        present, Senior Executive Vice
                                              President, 12/97 to present, Sage
                                              Insurance Group, Inc.;

                                                             Executive
                                                             Vice President,
                                                             Golden American
                                                             Life Insurance
                                                             Company, 7/93-2/97.






(1) The principal business address of these persons is 300 Atlantic Street, Stamford, CT 06901.



(2) Mr. Shill's principal business address is Sage Centre, 10 Fraser Street, Johannesburg, South Africa 2000.



(3) Mr. Meyer's principal business address is 200 Park Avenue, New York, N.Y. 10166.



(4) Mr. Starr's principal business address is 22507 SE 47th Place, Issaquah, WA 98029.


COMPENSATION


         Executive officers of the Company also serve as officers of its parent and of certain affiliated companies. Cost allocations to the Company have been made as to certain individual's time devoted to their duties with the Company. No allocation was made during 1997 nor will any be made for 1998 for the services of Mr. Shill. No allocation was made during 1997 for the services of Mr. Marsden.



         The following table includes compensation paid by Sage Life for services rendered in all capacities for the years indicated for the Chief Executive Officer and the other Executive Officers compensated more than $100,000 for the year ended December 31, 1997.



                                              Annual Compensation
                                                                     All Other
   Name and Principal Position     Year  Salary    Bonus(1)      Compensation(2)
   ---------------------------     ----  ------    -----         ------------
Ronald S. Scowby,                  1997  $337,500  $100,000              $0
President and Chief
Executive Officer(3)

Mitchell R. Katcher,               1997  $114,583  $265,000              $0
Senior Executive
Vice President,
Chief Financial
Officer and Chief Actuary



(1) The amount shown relates to bonuses paid in 1998 for services rendered in 1997.



(2) The amount shown relates to deferred compensation earned in 1997.



(3) Mr. Scowby's salary and bonus are paid by Sage Management Services (USA),
    Inc.



        Outside directors of the Company are paid $12,000 and $2,000 per meeting attended. For the year ended December 31, 1997, the outside directors each were paid $20,000. Directors who are officers or employees of the Company or its affiliates are not compensated for serving on the Board. Directors do not receive retirement benefits.

                         Report of Independent Auditors




Board of Directors
Sage Life Assurance of America, Inc.



We have audited the accompanying balance sheet of Sage Life Assurance of America, Inc. (formerly Fidelity Standard Life Insurance Company) as of December 31, 1997, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sage Life Assurance of America, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.







Stamford, Connecticut
April 22, 1998





                                                   /s/Ernst & Young LLP

                      Sage Life Assurance of America, Inc.



                                 Balance Sheets




                                                                     OCTOBER 31, 1998
                                                                        (unaudited)                    DECEMBER 31, 1997
                                                                   ---------------------               -----------------
 ASSETS
 Investments:
   Fixed maturities available for sale, at fair value                    $3,604,066                        $ 3,595,326
   Short-term investments                                                 2,579,083                         21,530,888
                                                                       ------------                         ----------
 Total investments                                                        6,183,149                         25,126,214

 Cash and cash equivalents                                               19,422,092                            228,605
 Accrued investment income                                                  130,929                             58,039
 Receivable from affiliates                                                  48,769                             25,941
 Reinsurance recoverable                                                          -                          2,728,284
 Other assets                                                                 5,000                             11,443
 Goodwill                                                                 6,606,236                          6,802,300
 Development costs                                                        3,919,711                          1,310,921
 Separate account assets                                                          -                            396,992
                                                                        -----------                        -----------
 Total assets                                                           $36,315,886                        $36,688,739
                                                                        ===========                        ===========

 LIABILITIES AND STOCKHOLDER'S EQUITY
 Liabilities:
   Accrued expenses                                                     $     2,005                        $   180,442
   Policy liabilities                                                             -                          2,728,284
   Deferred income taxes                                                     36,220                             26,227
   Amounts payable to affiliates                                             36,454                            154,366
   Separate account liabilities                                                   -                            396,992
                                                                        -----------                          ---------
 Total liabilities                                                           74,679                          3,486,311

 Stockholder's equity:
   Common stock, $2,500 par value, 1,000 shares
       Authorized, issued and outstanding                                 2,500,000                          2,500,000
   Additional paid-in capital                                            34,355,127                         31,005,508
   Unrealized gains on investment                                            70,308                             48,706
   Retained deficit                                                       (684,228)                          (351,786)
                                                                          ---------                      -------------
                                                                         36,241,207                         33,202,428
                                                                         ----------                      -------------

                                                                        $36,315,886                       $ 36,688,739
                                                                        ===========                       ============



See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.



                            Statements of Operations





                                                                             TEN MONTHS ENDED
                                                                             OCTOBER 31, 1998                  YEAR ENDED
                                                                                (unaudited)                 DECEMBER 31, 1997
                                                                           -------------------              -----------------
  REVENUES
  Investment income                                                             $  1,075,251                  $    989,494

  EXPENSES
  Amortization expense                                                               336,901                       325,406
  General and administrative expenses                                              1,070,792                     1,015,874
                                                                                   ---------                     ---------
     Total expenses                                                                1,407,693                     1,341,280
                                                                                   ---------                     ---------

  Loss before taxes                                                                (332,442)                     (351,786)

  Income tax expense                                                                      -                             -
                                                                               -------------                --------------


  Net loss                                                                      $  (332,442)                   $ (351,786)
                                                                                ============                   ===========




See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.



                       Statements of Stockholder's Equity





                                                                       TEN MONTHS ENDED
                                                                       OCTOBER 31, 1998                YEAR ENDED
                                                                          (unaudited)               DECEMBER 31, 1997
                                                                      -------------------           -----------------
  Common stock; balance at beginning and end of year:                    $  2,500,000                 $  2,500,000

  Additional paid-in capital:
     Balance at beginning of year                                          31,005,508                   15,505,558
     Additional capital contributions                                       3,349,619                   15,500,000
                                                                         ------------                   ----------
     Balance at end of year                                                34,355,127                   31,005,508

  Unrealized investment gains:
     Balance at beginning of year                                              48,706                            -

     Change in unrealized gain                                                 21,602                       48,706
                                                                               ------                       ------
     Balance at end of year                                                    70,308                       48,706

  Retained earnings:
     Balance at beginning of year                                           (351,786)                            -
     Net loss                                                               (332,442)                    (351,786)
                                                                            ---------                    ---------
     Balance at end of year                                                 (684,228)                    (351,786)
                                                                            ---------                    ---------

  Total stockholder's equity                                              $36,241,207                  $33,202,428
                                                                          ===========                  ===========




 See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.



                            Statements of Cash Flows





                                                                            TEN MONTHS ENDED
                                                                            OCTOBER 31, 1998                   YEAR ENDED
                                                                               (unaudited)                  DECEMBER 31, 1997
                                                                           -------------------              -----------------
   OPERATING ACTIVITIES
   Net loss                                                                 $       (332,442)                  $  (351,786)
   Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
        Amortization expense                                                          336,901                      325,406
        Changes in:
           Accrued investment income                                                 (72,890)                     (29,638)
           Receivable from affiliates                                                (22,828)                     (25,941)
           Other assets                                                                 6,443                     (11,443)
           Accrued expenses                                                         (178,437)                      116,216
           Amounts payable to affiliates                                            (117,912)                      154,366
                                                                                    ---------                      -------
   Net cash (used in) provided by operating activities                              (381,165)                      177,180

   INVESTING ACTIVITIES
     Proceeds from sales, maturities and repayments of                                      -                       42,941
       fixed maturity securities
     Net sales [purchases] of short-term investments                               18,974,652                 (15,507,987)
                                                                                   ----------                 ------------
   Net cash provided by (used in) investing activities                             18,974,652                 (15,465,046)

   FINANCING ACTIVITIES
      Capital contribution from the parent                                            600,000                   15,500,000
                                                                                      -------                   ----------
   Net cash provided by financing activities                                          600,000                   15,500,000
                                                                                      -------                   ----------

   Increase in cash and cash equivalents                                           19,193,487                      212,134

   Cash and cash equivalents at beginning of period                                   228,605                       16,471
                                                                                      -------                       ------

   Cash and cash equivalents at end of period                               $      19,422,092                  $   228,605
                                                                            =================                  ===========



See accompanying notes to financial statements.

                      Sage Life Assurance of America, Inc.



                         Notes to Financial Statements




1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION AND OPERATION



Sage Life Assurance of America, Inc. (the "Company") is a wholly-owned indirect subsidiary of Sage Insurance Group, Inc., ("SIGI") which is a wholly-owned indirect subsidiary of Sage Group Limited, a South African company.



DESCRIPTION OF BUSINESS



Effective December 31, 1996, SIGI purchased from Security First Life Insurance Company (SFLIC) all of the outstanding stock of Fidelity Standard Life Insurance Company (Fidelity Standard), a Delaware domiciled life insurance company licensed to sell fixed and variable annuity contracts. As a result of the purchase, Fidelity Standard was renamed Sage Life Assurance of America, Inc. Effective October 31, 1996, Fidelity Standard entered into a modified coinsurance arrangement to cede all of its separate account liabilities to its then parent, SFLIC. Assets equal to the total reserves and related liabilities were transferred to SFLIC. The remaining general account liabilities were ceded under a 100% coinsurance arrangement with SFLIC. In connection with the purchase of Fidelity Standard, the Company entered into a service agreement with SFLIC to provide all necessary administrative services for all ceded business.



The Company is in the process of developing and preparing to market variable annuity and variable life insurance products. The marketing of these products is expected to begin in the first quarter 1999. Sage Distributors Inc. (formerly Finplan of America, Inc.), an affiliated broker/dealer, will distribute the variable products as principal underwriter. (Selling agreements will be entered into with other broker/dealers that will sell the variable insurance products). Sage Advisors, Inc., an affiliate, will provide investment management services to registered investment companies (mutual funds). These mutual funds are in the process of being developed.



BASIS OF PRESENTATION



The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The information presented herein with respect to the period as of and for the ten months ended October 31, 1998, is unaudited.



NEW ACCOUNTING PRONOUNCEMENT



As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes new rules for the reporting and display of comprehensive income and its components, consisting of net income and other comprehensive income. The accumulated balance of other comprehensive income is required to be reported separately in stockholder's equity. The Company's only component of other comprehensive income is net unrealized gains or losses on available-for-sale securities, which is reported separately in stockholder's equity. The adoption of SFAS 130 had no impact on the Company's net income or stockholder's equity.

                      Sage Life Assurance of America, Inc.

 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



 In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes standards for the reporting of operating segment information in both annual financial reports and interim financial reports issued to shareholders. Operating segments are components of an entity for which separate financial information is available and is evaluated regularly by the entity's chief operating management. SFAS 131 is effective for fiscal year 1998 and is not anticipated to have a material impact on the Company.



 INVESTMENTS



 The Company has classified all of its fixed maturity investments as available-for-sale. Those investments are carried at fair value and changes in unrealized gains and losses are reported as a component of stockholder's equity, net of applicable deferred income taxes. Fair values are determined by quoted market prices.



 Short-term investments are carried at cost, which approximates fair value.



 Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.



 CASH AND CASH EQUIVALENTS



 The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.



 SEPARATE ACCOUNTS



 The separate account assets and liabilities reported in the accompanying balance sheet represent funds that are separately administered, principally for the benefit of certain policyholders who bear the investment risk. The separate account assets and liabilities are carried at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statement of operations.



 POLICY LIABILITIES



 Policy liabilities consist of deposits received plus credited interest, less accumulated policyholder charges, assessments, and withdrawals related to annuities of a nonguaranteed return nature. Interest crediting rates ranged from 5.5% to 7.0%.

                      Sage Life Assurance of America, Inc.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



GOODWILL



Goodwill represents the excess of the fair value of assets exchanged over the net assets acquired. Goodwill is being amortized on a straight-line basis over thirty years. The carrying value of goodwill is regularly reviewed for indications of impairment in value, which, in the view of management, is other than temporary. Accumulated amortization at October 31, 1998 and December 31, 1997 was $427,833 and $231,769, respectively.



DEVELOPMENT COSTS



The Company has capitalized certain costs that have been incurred in the development and registration of the Company's insurance products. These development costs are being amortized on a straight line basis over fifteen years. Accumulated amortization at October 31, 1998 and December 31, 1997 was $234,474 and $93,637, respectively.



In April 1998, Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), was issued. SOP 98-5 requires entities to charge to expense all start-up costs as incurred. SOP 98-5 is effective for years beginning after December 15, 1998 (i.e., January 1, 1999). In addition, SOP 98-5 requires entities upon adoption to write-off as the cumulative effect of a change in accounting principle any previously unamortized capitalized start-up costs. Accordingly, the Company will be required to write-off any unamortized capitalized development costs on January 1, 1999.



ESTIMATES



The preparation of financial statements in accordance with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



INCOME TAXES



Income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                      Sage Life Assurance of America, Inc.

 2. INVESTMENTS



Investments in fixed maturity securities as of October 31, 1998 consist of the following:



                                      GROSS           GROSS
                   AMORTIZED       UNREALIZED      UNREALIZED     FAIR
                     COSTS            GAINS           LOSSES      VALUE
                   --------------------------------------------------------
U.S. Government
   Obligations      $ 3,497,538        $106,528         -        $3,604,066
                   ========================================================



Investments in fixed maturity securities as of December 31, 1997 consisted of the following:




                                     GROSS        GROSS
                    AMORTIZED     UNREALIZED   UNREALIZED      FAIR
                      COSTS          GAINS       LOSSES        VALUE
                    ---------------------------------------------------
U.S. Government
   Obligations      $3,520,393      $79,120       $4,187     $3,595,326
                    ===================================================



The amortized cost and fair value of fixed maturity securities by contractual maturity at October 31, 1998 and December 31, 1997 are summarized below. Actual maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations.



 October 31, 1998                              AMORTIZED          FAIR
                                                 COST             VALUE
 Due in one year or less                      $  815,082       $  816,019
 Due after five years through ten years        2,682,456        2,788,047
                                               ---------        ---------
 Total                                        $3,497,538       $3,604,066
                                              ==========       ==========



December 31, 1997                            AMORTIZED          FAIR
                                               COST             VALUE
Due in one year or less                     $  815,495       $  811,308
Due after five years through ten years       2,704,898        2,784,018
                                             ---------        ---------
Total                                       $3,520,393       $3,595,326
                                            ==========       ==========

                      Sage Life Assurance of America, Inc.

Investment income by major category of investment for October 31, 1998 and December 31, 1997 is summarized as follows:



                                 TEN MONTHS
                                   ENDED              YEAR ENDED
                              OCTOBER 31, 1998     DECEMBER 31, 1997
                              ----------------     -----------------
Bonds                                 $193,303              $255,778

Short-term investments                 823,179               720,556

Cash and cash equivalents               71,892                49,035
                                        ------                ------
Total investment income              1,088,374             1,025,369

Investment expenses                     13,123                35,875
                                        ------                ------
Net investment income               $1,075,251              $989,494
                                    ==========              ========



At October 31, 1998 and December 31, 1997, investment securities with an amortized cost value of $6,076,620 and $6,128,048 and a fair value of $6,184,066 and $6,202,980, respectively, are held by trustees in various amounts in accordance with the statutory requirements of certain states in which the Company is licensed to conduct business.



3. INCOME TAXES



The Company has filed a separate life insurance company Federal income tax return for the period January 1, 1997 through December 31, 1997. The Company will continue to file a separate life insurance company Federal income tax return through the year 2001. Beginning in the year 2002, the Company will be included in the consolidated Federal income tax return of Sage Holdings (USA), Inc. and its subsidiaries.



The provision for income taxes varies from the amount that would be computed using the federal statutory income tax rate as follows:



                                    OCTOBER 31, 1998       DECEMBER 31, 1997
                                    ----------------       -----------------
Pre-tax loss                             $ (332,442)             $ (351,786)
Application of the federal
  statutory tax rate - 34%                 (113,030)               (119,607)
Tax effect of:
  State income taxes                          -                         (75)
  Change in valuation allowance              113,030                 119,532
                                             -------                 -------
Total income tax provision               $         -              $        -
                                         ===========              ==========

                      Sage Life Assurance of America, Inc.



                   Notes to Financial Statements (continued)



      Significant components of the Company's deferred tax assets and liabilities as of October 31, 1998 and December 31, 1997 are as follows:



                                       OCTOBER 31, 1998   DECEMBER 31, 1997
                                       ----------------   -----------------
Deferred tax assets:
  Net operating loss carryforwards          $ 1,844,098           $ 756,521
                                       ----------------   -----------------
Total deferred tax assets                  $  1,844,098           $ 756,521
Deferred tax liabilities:
  Unrealized gain on appreciation of
     investments                               (36,220)            (26,227)
  Amortization of goodwill and
     development costs                      (1,611,536)           (636,989)
                                       ----------------   -----------------
Total deferred tax liabilities              (1,647,756)           (663,216)
Valuation allowance for deferred
   tax assets                                 (232,562)           (119,532)
                                       ----------------   -----------------
Net deferred tax liability                     (36,220)            (26,227)
                                       ================   =================



Based upon the lack of historical operating results and the uncertainty of operating earnings in the future, management has determined that it is not more likely than not that the deferred tax assets will be fully recognized. Accordingly, a valuation allowance has been recorded.



At October 31, 1998, the Company has net operating loss carryforwards of $3.2 million for federal income tax purposes that expire in 2013 and $2.2 million that expire in the year 2012.



4. REINSURANCE AND OTHER AGREEMENTS



Effective September 1, 1998, all of the in-force business of the Company was novated to SFLIC, a subsidiary of the Metropolitan Life Insurance Company.



5. RETAINED EARNINGS AND DIVIDEND RESTRICTIONS



Statutory-basis capital and surplus and net income are $25,017,752 and $51,133 at and for the year ended December 31, 1997, respectively. The required statutory capital and surplus at December 31, 1997 is $17,257,518.



The Company is subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, the Company must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards policyholders as of the prior year-end and statutory net income less realized capital gains for such prior year. Dividends may be paid by the Company only out of earned surplus. In addition, the Company must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to shareholders within five business days after declaration and at least ten days prior to payment. At December 31, 1997, the maximum amount of dividends the Company could pay SIGI without prior approval from state regulatory authorities is $2,501,775.

                      Sage Life Assurance of America, Inc.



                   Notes to Financial Statements (continued)



6. RELATED PARTY TRANSACTIONS



In 1997, the Company entered into a Cost Sharing Agreement with SIGI to share the personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon monitored usage of the equipment, respectively. Pursuant to this agreement, the Company has recorded income of $109,923 from SIGI for the ten months ended October 31, 1998 and expenses of $76,048 for the year ended December 31, 1997. In addition, SIGI provides funds to the Company to meet various operating expenses. These amounts are paid back to SIGI at the end of each quarter. At October 31, 1998 and December 31, 1997, $12,315 and $100,000 of the amounts transferred to the Company remained payable to SIGI, respectively.



All non-recurring development costs of the Company are paid by SIGI or its parent, Sage Group Limited, and treated as capital contributions. The amount of development costs paid for by affiliated companies at October 31, 1998 and December 31, 1997 were $2,749,628 and $1,504,558, respectively.

                            Table of Contents of the
                      Statement of Additional Information



     Additional information about the Contracts and The Sage Variable Annuity Account A is contained in the Statement of Additional Information. You can obtain a free copy of the Statement of Additional Information by writing to us at the address shown on the front cover or by calling (877) 835-7243 (Toll
Free). The following is the Table of Contents for the Statement of Additional Information.



                      Statement of Additional Information
                               Table of Contents



                                                             Page
                                                             ----


Participation  . . . . . . . . . . . . . . . . . . . . . . . . .
Beneficiary Designation. . . . . . . . . . . . . . . . . . . . .
Calculation of Historical Performance Data . . . . . . . . . . .
   Money Market Sub-Account Yields . . . . . . . . . . . . . . .
   Other Sub-Account Yields  . . . . . . . . . . . . . . . . . .
   Average Annual Total Returns. . . . . . . . . . . . . . . . .
   Other Total Returns . . . . . . . . . . . . . . . . . . . . .
   Effect of the Annual Administration Charge on
     Performance Data. . . . . . . . . . . . . . . . . . . . . .
   Use of Indexes  . . . . . . . . . . . . . . . . . . . . . . .
   Other Information . . . . . . . . . . . . . . . . . . . . . .
Income Payment Provisions. . . . . . . . . . . . . . . . . . . .
   Amount of Fixed Income Payments . . . . . . . . . . . . . . .
   Amount of Variable Income Payments. . . . . . . . . . . . . .
   Income Units  . . . . . . . . . . . . . . . . . . . . . . . .
   Income Unit Value . . . . . . . . . . . . . . . . . . . . . .
   Exchange of Income Units. . . . . . . . . . . . . . . . . . .
Safekeeping of Account Assets. . . . . . . . . . . . . . . . . .
Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . .
Other Information. . . . . . . . . . . . . . . . . . . . . . . .
Financial Statements . . . . . . . . . . . . . . . . . . . . . .

                                   APPENDIX A

                            Market Value Adjustment


     We will apply a Market Value Adjustment to amounts surrendered, withdrawn, transferred or applied to an income plan when taken from a Fixed Sub-Account more than 30 days before its Expiration Date. We apply a Market Value Adjustment separately to each Fixed Sub-Account.



     For a surrender, withdrawal, transfer or amount applied to an income plan, we will calculate the Market Value Adjustment by applying the factor below to the total amount that must be surrendered, withdrawn, transferred or applied to an income plan in order to provide the amount requested.



                                            (N/365)
                         [(1+I)/(1+J+.0025)]        - 1


Where


     - I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period, at the time that we established the Sub-Account;



     - J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period, at the time of surrender, withdrawal, transfer, or application to an income plan; and


     - N is the remaining number of days in the Guarantee Period at the time of calculation.


     We will apply Market Value Adjustments as follows:



     If the Market Value Adjustment is negative, we first deduct it from any remaining value in the Fixed Sub-Account. We then deduct any remaining negative Market Value Adjustment from the amount you surrender, withdraw, transfer, or apply to an income plan.



     If the Market Value Adjustment is positive, we add it to any remaining value in the Fixed Sub-Account or the amount you surrender. If you withdraw, transfer or apply to an income plan the full amount of the Fixed Sub-Account, we add the Market Value Adjustment to the amount you withdraw, transfer, or apply to an income plan.


                                  MVA EXAMPLES


Example #1:  Surrender -- Example of a Negative Market Value Adjustment



Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant

Maturity Series for a seven-year Guarantee Period ("J") is 8.0% at the time of the surrender, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.


CALCULATE THE MARKET VALUE ADJUSTMENT


1.   The Account Value of the Fixed Sub-Account on the date of surrender is
                               3
     $124,230 ($100,000 x 1.075 )


2.   N = 2,555 (365 x 7)


                                                            2555/365
3.   Market Value Adjustment = $124,230 x {[(1.07)/(1.0825)]        -1} =
     - $9,700



Therefore, the amount paid on full surrender is $114,530 ($124,230 - $9,700).



Example #2:  Surrender -- Example of a Positive Market Value Adjustment



Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 6.0% at the time of the surrender, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.



CALCULATE THE MARKET VALUE ADJUSTMENT



1.   The Account Value of the Fixed Sub-Account on the date of surrender is
                               3
     $124,230 ($100,000 x 1.075 )



2.   N = 2,555 (365 x 7)



                                                             2555/365
3.   Market Value Adjustment = $124,230  x {[(1.07)/(1.0625)]        -1} =
     + $6,270



Therefore, the amount paid on full surrender is  $130,500 ($124,230 + $6,270).



Example #3:  Withdrawal --  Example of a Negative Market Value Adjustment



Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 8.0% at the time of withdrawal, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.

1.   The Account Value of the Fixed Sub-Account on the date of withdrawal is
                               3
     $248,459 ($200,000 x 1.075 ).


2.   N = 2,555 (365 x 7)


                                                            2555/365
3.   Market Value Adjustment = $100,000 x {[(1.07)/(1.0825)]        -1} =
     - $7,808



Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid, ($100,000) and by the Market Value Adjustment ($7,808), for a total reduction in the Fixed Sub-Account of $107,808.



Example #4:  Withdrawal -- Example of a Positive Market Value Adjustment



Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 7.5% and an initial Index Rate ("I") of 7.0% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 6.0% at the time of the withdrawal, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.



1.   The Account Value of the Fixed Sub-Account on the date of withdrawal is
                               3
     $248,459 ($200,000 x 1.075 )


2.   N = 2,555 (365 x 7)


                                                            2555/365
3.   Market Value Adjustment = $100,000 x {[(1.07)/(1.0625)]        - 1} =
     + $5,047



Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and increased by the amount of the Market Value Adjustment ($5,047), for a total reduction of $94,953.

                                   APPENDIX B



   Below is an example of how the Dollar Cost Averaging Program works.



   Assume that the Dollar Cost Averaging Program has been elected and that $24,000 is invested in a DCA Fixed Sub-Account with a Guarantee Period of two years and an annual Guaranteed Interest Rate of 6.0%.




                     (1)                (2)              (3)                  (4)                   (5)
Beginning    Beginning of Month     Dollar Cost      Amount Dollar     Interest Credited       End of Month
of Month       Account Value         Averaging       Cost Averaged         For Month           Account Value
--------       -------------       Monthly Factor    -------------         ---------           -------------
                                   --------------

   1              24,000                 -                 -                  117                 24,117
   2              24,117               1 / 24            1,005                112                 23,224
   3              23,224               1 / 23            1,010                108                 22,323
   4              22,323               1 / 22            1,015                104                 21,412
   5              21,412               1 / 21            1,020                 99                 20,492
   6              20,492               1 / 20            1,025                 95                 19,562
   7              19,562               1 / 19            1,030                 90                 18,622
   8              18,622               1 / 18            1,035                 86                 17,673
   9              17,673               1 / 17            1,040                 81                 16,715
   10             16,715               1 / 16            1,045                 76                 15,746
   11             15,746               1 / 15            1,050                 72                 14,768
   12             14,768               1 / 14            1,055                 67                 13,780
   13             13,780               1 / 13            1,060                 62                 12,782
   14             12,782               1 / 12            1,065                 57                 11,774
   15             11,774               1 / 11            1,070                 52                 10,756
   16             10,756               1 / 10            1,076                 47                  9,727
   17              9,727               1 / 9             1,081                 42                  8,688
   18              8,688               1 / 8             1,086                 37                  7,639
   19              7,639               1 / 7             1,091                 32                  6,580
   20              6,580               1 / 6             1,097                 27                  5,510
   21              5,510               1 / 5             1,102                 21                  4,429
   22              4,429               1 / 4             1,107                 16                  3,338
   23              3,338               1 / 3             1,113                 11                  2,236
   24              2,236               1 / 2             1,118                 5                   1,124
   25              1,124               1 / 1             1,124                 -                     -



                                     Note:



                  Column(3) = Column(1) x Column(2)



                  Column(5) = Column(1) - Column(3) + Column(4)

To obtain a Statement of Additional Information for this Prospectus, please complete the form below and mail to:



Sage Life Assurance of America, Inc.
Customer Service Center
1290 Silas Deane Highway
Wethersfield, CT 06109



Please send a Statement of Additional Information to me at the following address:




-------------------------------------
Name




-------------------------------------
Address




-------------------------------------
City/State             Zip Code

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         Securities and Exchange Commission
         Registration Fees (Approximate)                           $  5,000
         Printing and engraving                                    $ 50,000
         Accounting fees and expenses                              $ 20,000
         Legal fees and expenses                                   $100,000
         Miscellaneous                                             $ 25,000
                                                                    --------
                  Total Expenses (Approximate)                     $200,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sage Life's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any personal benefit. Notwithstanding the foregoing, the Articles provide that if the Delaware General Corporation Law is amended to authorize further limitations of the liability of a director or a corporation, then a director of the Company, in addition to circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the Delaware General Corporation Law as amended.

         Sage Life's Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

         Further, Section 145 of Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had a reasonable cause to believe that his conduct was not unlawful.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)   Exhibits


1. Distribution Agreement with Sage Distributors, Inc. and Form of Selling Agreement.(1)



3.    (i)      Articles of Incorporation of the Company. (2)



      (ii)     By-Laws of the Company. (2)



4.    (a)(ii)  Amended Form of Individual Contract.(3)

      (b)(i)   Form of Individual Contract with Interest Account.(3)

      (c)(ii)  Amended Form of Group Contract.(4)

      (d)(ii)  Amended Form of Group Certificate.(4)

      (e)(ii)  Amended Form of IRA Rider.(4)

      (f)(ii)  Amended Form of Group IRA Rider.(4)

      (g)(ii)  Amended Form of Individual SIMPLE IRA Rider.(4)

      (h)(ii)  Amended Form of Group SIMPLE IRA Rider.(4)

      (i)(i)   Form of Individual Roth IRA Rider.(5)

      (j)(i)   Form of Group Roth IRA Rider.(5)

      (k)      Form of Individual Waiver of Surrender Charge Rider.(5)

      (l)      Form of Group Waiver of Surrender Charge Rider.(5)

      (m)      Form of Individual Accidental Death Benefit Rider.(5)

      (n)      Form of Group Accidental Death Benefit Rider.(5)

      (o)      Form of Individual Contract Application.(6)

      (p)      Amended Form of Group Certificate Application.(6)

5.    Opinion and Consent of James F. Bronsdon.(7)

10.   (a)      Form of Participation Agreement with AIM Variable Insurance
               Funds, Inc.(8)

      (b)      Form of Participation Agreement with The Alger American
               Fund.(8)

      (c) Form of Participation Agreement with Liberty Variable Investment Trust.(7)

      (d) Form of Participation Agreement with MFS(R) Variable Insurance Trust.(TM)(8)

      (e) Form of Participation Agreement with Morgan Stanley Universal Funds, Inc.(7)

      (f) Form of Participation Agreement with Oppenheimer Variable Account Funds.(7)

      (g)      Form of Participation Agreement with Sage Life Investment
               Trust.(8)

      (h) Form of Participation Agreement with SteinRoe Variable Investment Trust.(7)

      (i) Form of Participation Agreement with T. Rowe Price Equity Series, Inc.(7)

      (j) Form of Services Agreement with Financial Administration Services, Inc.(7)

23.   (a)      Consent of Sutherland Asbill & Brennan LLP.(7)

      (b)      Consent of Ernst & Young LLP.

27.   Not Applicable

(B)   Financial Statement Schedules - Not Applicable.

----------------

      (1) Incorporated herein by reference to Exhibit No. 3 to Pre-Effective Amendment No. 1 to the Registration Statement file on Form N-4 (File No. 333-43329) on December 31, 1998.

      (2) Incorporated herein by reference to Exhibit No. 6 to the Registration Statement on Form N-4 (File No. 333-43329) filed on December 24, 1997.

      (3) Incorporated herein by reference to Exhibit No. 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-44751) filed on January 12, 1999.

      (4) Incorporated herein by reference to Exhibit No. 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-43329) filed on December 31, 1998.

      (5) Incorporated herein by reference to Exhibit No. 4 to the Registration Statement on Form N-4 (File No. 333-43329) filed on December 24, 1997.

      (6) Incorporated herein by reference to Exhibit No. 5 to Pre-Effective Amendment No. 1 to the Registration Statement filed on Form N-4 (File No. 333-44751) on January 12, 1999.

      (7)      To be filed by pre-effective amendment.

      (8) Incorporated herein by reference to Exhibit No. 8 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 33-43329) filed on December 31, 1998.


ITEM 17.       UNDERTAKINGS

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      As required by the Securities Act of 1933, the registrant has caused this Pre-Effective Amendment to be signed on its behalf, in the City of Stamford, and the State of Connecticut, on this 6th day of January, 1999.


                               By:  Sage Life Assurance of America, Inc.
                                    (Registrant)



Attest:                        By:  /s/Robin I. Marsden
                                    ------------------------------------
                                    Robin I. Marsden
/s/James F. Bronsdon                Director, President, Chief Executive Officer
----------------------

      As required by the Securities Act of 1933, this Pre-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



Signature                                 Title                     Date
---------                                 -----                     ----


/s/Ronald S. Scowby                     Chairman              January 7, 1999
---------------------
Ronald S. Scowby


/s/H. Louis Shill                       Director              January 7, 1999
---------------------
H. Louis Shill


/s/Paul C. Meyer*                       Director              January 7, 1999
---------------------
Paul C. Meyer


/s/Richard D. Starr                     Director              January 7, 1999
---------------------
Richard D. Starr


/s/Mitchell R. Katcher         Director, Senior Executive     January 6, 1999
---------------------       Vice President, Chief Financial
Mitchell R. Katcher              Officer, Chief Actuary


* By: James F. Bronsdon, Esq. pursuant to Power of Attorney dated December 23, 1998.